--------------------------------------------------------------------------------

                                                                     EXHIBIT 4.1

                         HOLLYWOOD CASINO CORPORATION
                                  As Issuer,

                             HWCC-SHREVEPORT, INC.
                               HWCC-TUNICA, INC.
                                 as Guarantors

                             SERIES A AND SERIES B
              $310,000,000  11 1/4% SENIOR SECURED NOTES DUE 2007
            $50,000,000 FLOATING RATE SENIOR SECURED NOTES DUE 2006

                         _____________________________

                                   INDENTURE

                           Dated as of May 19, 1999

                         _____________________________

                      State Street Bank and Trust Company

                                  as Trustee

                         _____________________________

--------------------------------------------------------------------------------

                            CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                                                         Indenture Section
310   (a)(1)...............................................................                 7.10
      (a)(2)...............................................................                 7.10
      (a)(3)...............................................................                 N.A.
      (a)(4)...............................................................                 N.A.
      (a)(5)...............................................................                 7.10
      (b)..................................................................                 7.10
      (c)..................................................................                 N.A.
311   (a)..................................................................                 7.11
      (b)..................................................................                 7.11
      (c)..................................................................                 N.A.
312   (a)..................................................................                 2.05
      (b)..................................................................                11.03
      (c)..................................................................                11.03
313   (a)..................................................................                 7.06
      (b)(1)...............................................................                10.03
      (b)(2)...............................................................                 7.07
      (c)..................................................................              7.06;11.02
      (d)..................................................................                 7.06
314   (a)..................................................................              4.03;11.02
      (b)..................................................................                10.02
      (c)(1)...............................................................                11.04
      (c)(2)...............................................................                11.04
      (c)(3)...............................................................                  N.A.
      (d)..................................................................         10.03, 10.04, 10.05
      (e)..................................................................                11.05
      (f)..................................................................                 N.A.
315   (a)..................................................................                 7.01
      (b)..................................................................              7.05,11.02
      (c)..................................................................                 7.01
      (d)..................................................................                 7.01
      (e)..................................................................                 6.11
316   (a) (last sentence)..................................................                 2.09
      (a)(1)(A)............................................................                 6.05
      (a)(1)(B)............................................................                 6.04
      (a)(2)...............................................................                 N.A.
      (b)..................................................................                 6.07
      (c)..................................................................                 2.12
317   (a)(1)...............................................................                 6.08
      (a)(2)...............................................................                 6.09
      (b)..................................................................                 2.04
318   (a)..................................................................                11.01
      (b)..................................................................                 N.A.
      (c)..................................................................                11.01

N.A. means not applicable.
*  This Cross Reference Table is not part of this Indenture.

                               TABLE OF CONTENTS

                                                                                   Page
ARTICLE 1  DEFINITIONS AND INCORPORATION BY REFERENCE.............................    1
   Section 1.01. Definitions......................................................    1
   Section 1.02. Other Definitions................................................   22
   Section 1.03. Incorporation by Reference of Trust Indenture Act................   22
   Section 1.04. Rules of Construction............................................   23

ARTICLE 2  THE NOTES..............................................................   23
   Section 2.01. Form and Dating..................................................   23
   Section 2.02. Execution and Authentication.....................................   24
   Section 2.03. Registrar and Paying Agent.......................................   25
   Section 2.04. Paying Agent to Hold Money in Trust..............................   25
   Section 2.05. Holder Lists.....................................................   25
   Section 2.06. Transfer and Exchange............................................   25
   Section 2.07. Replacement Notes................................................   36
   Section 2.08. Outstanding Notes................................................   37
   Section 2.09. Treasury Notes...................................................   37
   Section 2.10. Temporary Notes..................................................   37
   Section 2.11. Cancellation.....................................................   37
   Section 2.12. Defaulted Interest...............................................   38

ARTICLE 3  REDEMPTION AND PREPAYMENT..............................................   38
   Section 3.01. Notices to Trustee...............................................   38
   Section 3.02. Selection of Notes to Be Redeemed................................   38
   Section 3.03. Notice of Redemption.............................................   39
   Section 3.04. Effect of Notice of Redemption...................................   39
   Section 3.05. Deposit of Redemption Price......................................   40
   Section 3.06. Notes Redeemed in Part...........................................   40
   Section 3.07. Optional Redemption..............................................   40
   Section 3.08. Mandatory Redemption.............................................   41
   Section 3.09. Repurchase Offers................................................   42

ARTICLE 4  COVENANTS..............................................................   44
   Section 4.01. Payment of Notes.................................................   44
   Section 4.02. Maintenance of Office or Agency..................................   44
   Section 4.03. Reports..........................................................   45
   Section 4.04. Compliance Certificate...........................................   45
   Section 4.05. Taxes............................................................   46
   Section 4.06. Stay, Extension and Usury Laws...................................   46
   Section 4.07. Restricted Payments..............................................   46
   Section 4.08. Dividend and Other Payment Restrictions Affecting Subsidiaries...   48
   Section 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock.......   49
   Section 4.10. Asset Sales......................................................   51
   Section 4.11. Event of Loss....................................................   52
   Section 4.12. Transactions with Affiliates.....................................   53
   Section 4.13. Liens............................................................   54
   Section 4.14. Business Activities..............................................   54

   Section 4.15. Corporate Existence......................................................     54
   Section 4.16. Offer to Repurchase Upon Change of Control...............................     54
   Section 4.17. Additional Subsidiary Guarantees.........................................     55
   Section 4.18. Designation of Restricted and Unrestricted Subsidiaries..................     55
   Section 4.19. Limitation on Issuances and Sales of Equity Interests in Subsidiaries....     55
   Section 4.20. Change in Management Contracts...........................................     55
   Section 4.21. Advances to Restricted Subsidiaries......................................     56
   Section 4.23. Compliance with Securities Laws..........................................     56
   Section 4.24. Payments for Consent.....................................................     56
   Section 4.25. Further Assurances.......................................................     56
   Section 4.26. Gaming Licenses..........................................................     57

ARTICLE 5  SUCCESSORS.....................................................................     57
   Section 5.01. Merger, Consolidation, or Sale of Assets.................................     57
   Section 5.02. Successor Corporation Substituted........................................     58

ARTICLE 6  DEFAULTS AND REMEDIES..........................................................     58
   Section 6.01. Events of Default........................................................     58
   Section 6.02. Acceleration.............................................................     60
   Section 6.03. Other Remedies...........................................................     60
   Section 6.04. Waiver of Past Defaults..................................................     61
   Section 6.05. Control by Majority......................................................     61
   Section 6.06. Limitation on Suits......................................................     61
   Section 6.07. Rights of Holders of Notes to Receive Payment............................     62
   Section 6.08. Collection Suit by Trustee...............................................     62
   Section 6.09. Trustee May File Proofs of Claim.........................................     62
   Section 6.10. Priorities...............................................................     62
   Section 6.11. Undertaking for Costs....................................................     63
   Section 6.12. Management of Casinos....................................................     63
   Section 6.13. Restoration of Rights and Remedies.......................................     63

ARTICLE 7  TRUSTEE........................................................................     64
   Section 7.01. Duties of Trustee........................................................     64
   Section 7.02. Rights of Trustee........................................................     65
   Section 7.03. Individual Rights of Trustee.............................................     65
   Section 7.04. Trustee's Disclaimer.....................................................     65
   Section 7.05. Notice of Defaults.......................................................     66
   Section 7.06. Reports by Trustee to Holders of the Notes...............................     66
   Section 7.07. Reports by Trustee to Gaming Authorities.................................     66
   Section 7.08. Compensation and Indemnity...............................................     67
   Section 7.09. Replacement of Trustee...................................................     68
   Section 7.10. Successor Trustee by Merger, etc.........................................     69
   Section 7.11. Eligibility; Disqualification............................................     69
   Section 7.12. Preferential Collection of Claims Against Company........................     69
   Section 7.13. Authorization of Trustee to Take Other Actions...........................     69

ARTICLE 8  LEGAL DEFEASANCE AND COVENANT DEFEASANCE.......................................     69
   Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.................     69
   Section 8.02. Legal Defeasance and Discharge...........................................     70
   Section 8.03. Covenant Defeasance......................................................     70

   Section 8.04. Conditions to Legal or Covenant Defeasance.................................   70
   Section 8.05. Deposited Money and Government Securities to be Held in Trust;
                   Other Miscellaneous Provisions...........................................   72
   Section 8.06. Repayment to Company.......................................................   72
   Section 8.07. Reinstatement..............................................................   72

ARTICLE 9  AMENDMENT, SUPPLEMENT AND WAIVER.................................................   73
   Section 9.01. Without Consent of Holders of Notes........................................   73
   Section 9.02. With Consent of Holders of Notes...........................................   73
   Section 9.03. Compliance with Trust Indenture Act........................................   75
   Section 9.04. Revocation and Effect of Consents..........................................   75
   Section 9.05. Notation on or Exchange of Notes...........................................   75
   Section 9.06. Trustee to Sign Amendments, etc............................................   75

ARTICLE 10 COLLATERAL AND SECURITY..........................................................   76
   Section 10.01. Security..................................................................   76
   Section 10.02. Recording and Opinions....................................................   76
   Section 10.03. Release of Collateral.....................................................   77
   Section 10.04. Protection of the Trust Estate............................................   78
   Section 10.05. Certificates of the Company...............................................   78
   Section 10.06. Certificates of the Trustee...............................................   79
   Section 10.07. Authorization of Actions to Be Taken by the Trustee Under the
                   Collateral Documents.....................................................   79
   Section 10.08. Trustee's Duties..........................................................   79
   Section 10.09. Authorization of Receipt of Funds by the Trustee Under the
                   Collateral Documents.....................................................   79
   Section 10.10. Termination of Security Interest..........................................   80
   Section 10.11. Cooperation of Trustee....................................................   80
   Section 10.12. Collateral Agent..........................................................   81

ARTICLE 11 NOTE GUARANTEES..................................................................   81
   Section 11.01. Guarantee.................................................................   81
   Section 11.02. Additional Note Guarantees................................................   82
   Section 11.03. Limitation on Guarantor Liability.........................................   83
   Section 11.04. Execution and Delivery of Note Guarantee..................................   83
   Section 11.05. Guarantors May Consolidate, etc., on Certain Terms........................   84
   Section 11.06. Releases Following Sale of Assets.........................................   84

ARTICLE 12 SATISFACTION AND DISCHARGE.......................................................   85
   Section 12.01 Satisfaction and Discharge.................................................   85
   Section 12.02. Deposited Money and Government Securities to be Held in Trust;
                   Other Miscellaneous Provisions...........................................   85
   Section 12.03. Repayment to Company......................................................   86

ARTICLE 13 MISCELLANEOUS....................................................................   86
   Section 13.01. Trust Indenture Act Controls..............................................   86
   Section 13.02. Notices...................................................................   86
   Section 13.03. Communication by Holders of Notes with Other Holders of Notes.............   87
   Section 13.04. Certificate and Opinion as to Conditions Precedent........................   88
   Section 13.05. Statements Required in Certificate or Opinion.............................   88

   Section 13.06. Rules by Trustee and Agents.........................................    88
   Section 13.07. No Personal Liability of Directors, Officers, Employees and
                   Stockholders.......................................................    88
   Section 13.08. Governing Law.......................................................    89
   Section 13.09. No Adverse Interpretation of Other Agreements.......................    89
   Section 13.10. Successors..........................................................    89
   Section 13.11. Severability........................................................    89
   Section 13.12. Counterpart Originals...............................................    89
   Section 13.13. Acts of Holders.....................................................    89
   Section 13.14. Benefit of Indenture................................................    90
   Section 13.15. Casino Control Act..................................................    90
   Section 13.16. Mississippi Gaming Control Act......................................    91
   Section 13.17. Louisiana Riverboat Economic Development and Gaming Control
                   Act................................................................    91
   Section 13.18. Table of Contents, Headings, etc....................................    91

                                   EXHIBITS

Exhibit A1  FORM OF FIXED RATE NOTE
Exhibit A2  FORM OF FLOATING RATE NOTE
Exhibit A3  FORM OF REGULATION S TEMPORARY SENIOR SECURED NOTE
Exhibit A4  FORM OF REGULATION S TEMPORARY FIXED RATE NOTE
Exhibit B   FORM OF CERTIFICATE OF TRANSFER
Exhibit C   FORM OF CERTIFICATE OF EXCHANGE
Exhibit D   FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E   FORM ON NOTATION ON NOTE RELATING TO GUARANTEE
Exhibit F   FORM OF SUPPLEMENTAL INDENTURE
Exhibit G   FORM OF GENERAL SECURITY AGREEMENT
Exhibit H   FORM OF INTERCOMPANY SECURITY AGREEMENT
Exhibit I   FORM OF STOCK PLEDGE AGREEMENT
Exhibit J   FORM OF ESCROW AND SECURITY AGREEMENT
Exhibit K   FORM OF CASH COLLATERAL ACCOUNT AGREEMENT
Exhibit L   FORM OF TRADEMARK SECURITY AGREEMENT
Exhibit M   FORM OF LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FILING,
            AND FILING STATEMENT OF HWCC-TUNICA, INC.
Exhibit N   FORM OF MORTGAGE, LEASEHOLD MORTGAGE, SECURITY AGREEMENT, FIXTURE
            FILING, AND FINANCING STATEMENT OF HOLLYWOOD CASINO-AURORA, INC.
Exhibit O   FORM OF FIRST PREFERRED FLEET MORTGAGE
Exhibit P   FORM OF FIRST PREFERRED SHIP MORTGAGE
Exhibit Q   FORM OF INTERCREDITOR AGREEMENT

      INDENTURE dated as of May 19, 1999 among Hollywood Casino Corporation, a Delaware corporation, HWCC-Shreveport, Inc., a Louisiana corporation, HWCC-Tunica, Inc., a Texas corporation, and State Street Bank and Trust Company, as trustee (the "Trustee").

      The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 11 1/4% Series A Senior Secured Notes due 2007 and the Floating Rate Series A Senior Secured Notes due 2006 (collectively, the "Series A Notes") and the 11 1/4% Series B Senior Secured Notes due 2007 and the Floating Rate Series B Senior Secured Notes due 2006 (collectively, the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

Section 1.01.  Definitions.

      "144A Global Note" means a Global Note substantially in the form of Exhibits A1 and A2 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold or resold in reliance on Rule 144A.

      "Acquired Debt" means, with respect to any specified Person: (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, ``control,'' as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

      "Agent" means any Registrar or Paying Agent.

      "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

      "Asset Sale" means: (a) the sale, lease, conveyance or other disposition of any assets or rights for value, other than sales of inventory in the ordinary course of business consistent with past practices; provided, however, that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by Section
4.16 and/or Section 5.01
and not by the provisions of the Section 4.10; and (b) the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries. Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales: (1) the sale or other disposition of either or both of the vessels owned by Hollywood Casino-Aurora as of the date hereof, City of Lights I and/or City of Lights II, in connection with the replacement or expansion of the Aurora Casino, to the extent of the non-cash proceeds received; (2) any single transaction or series of related transactions that involves assets having a fair market value of $1.0 million or less as determined by the Boards of Directors of the Company and any Restricted Subsidiary; (3) a transfer of assets between or among the Company and its Restricted Subsidiaries; (4) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (5) the sale or lease of equipment, inventory, accounts receivable, memorabilia or other assets in the ordinary course of business; (6) the sale or other disposition of cash or Cash Equivalents; and (7) a Restricted Payment or Permitted Investment that is permitted under Section 4.07.

      "Aurora Casino" means that certain riverboat casino complex and related facilities located in Aurora, Illinois and owned by Hollywood Casino-Aurora.

      "Aurora Expansion Cash Account" means one or more segregated accounts initially comprised of $40,000,000 of the proceeds from the initial issuance and sale of the Series A Notes by the Company and governed by the Control Agreement.

      "Aurora Fleet Mortgage" means the First Preferred Fleet Mortgage made by Aurora, as Mortgagor, to the Company, as assigned to the Trustee, as Mortgagee (relating to Vessel Nos. 993836, 993837, and 1029229).

       "Aurora Intercompany Note" means that certain promissory note dated as of the date hereof issued by Hollywood Casino-Aurora to the Company in an original principal amount of $108.0 million, with an initial outstanding principal balance of $31.5 million, as may be increased from time to time upon advances to Hollywood Casino-Aurora from the Company, subject to the approval of Gaming Authorities for aggregate amounts in excess of $108 million.

      "Aurora Mortgage" means the Mortgage, Leasehold Mortgage, Security Agreement, Fixture Filing and Financing Statement made by Hollywood Casino-Aurora, as Mortgagor, for the benefit of the Company, as assigned to the Trustee, as Mortgagee.

      "Aurora Management Agreement" means the Management Services Agreement dated as of June 21, 1991, and as amended through the date hereof, between Hollywood Casino-Aurora and Pratt Management, L.P.

      "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

      "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular ``person'' (as that term is used in Section 13(d)(3) of the Exchange Act), such ``person'' shall be deemed to have beneficial ownership of all securities that such ``person'' has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms ``Beneficially Owns'' and ``Beneficially Owned'' shall have a corresponding meaning.

      "Board of Directors" means: (a) with respect to a corporation, the Board of Directors of the corporation; (b) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (c) with respect to any other Person, the board or committee of such Person serving a similar function.

      "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

      "Business Day" means any day other than a Legal Holiday.

      "Calculation Agent" means the Person appointed by the Company to calculate the interest rate under the Floating Rate Notes.

      "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

      "Capital Stock" means:  (a) in the case of a corporation, corporate stock;
(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "Cash Equivalents" means: (a) United States dollars; (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided, however, that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to any Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thomson Bank Watch Rating of "B" or better; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above; (d) commercial paper rated at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. or at least A-1 or the equivalent thereof by Standard & Poor's Rating Services and in each case maturing within one year after the date of acquisition; and (e) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (d) of this definition.

      "Casino" means any gaming establishment and other property or assets directly ancillary thereto or used in connection therewith, including any buildings, restaurants, hotels, theaters, parking facilities, retail shops, land, golf courses and other recreation and entertainment facilities, vessels, barges, ships and equipment.

      "Cedel" means Cedel Bank, SA.

      "Change of Control" means the occurrence of any of the following events:
(a) the sale, lease, transfer, conveyance or other disposition (other than to the Company), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole; (b) the liquidation or dissolution of the Company; (c) the Company becoming aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy vote, written notice or otherwise) the acquisition by any Person or related group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision to either of the foregoing, including any ``group'' acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Principals, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 30% or more of the total voting power entitled to vote in the election of the Board of Directors of the Company or such other Person surviving the transaction and, at such time, the Principals collectively shall fail to beneficially own, directly or indirectly, securities representing greater than the combined voting power of the Company's or such other Person's Voting Stock as is beneficially owned by such Person or group;
(d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) ceasing for any reason to constitute a majority of the Company's Board of Directors then in office; or (e) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance.

      "Collateral" means all "collateral" referred to in the Collateral Documents and all other property or assets that become subject to a Lien in favor of the Trustee or the Holders of the Notes.

      "Collateral Agent" shall have the meaning set forth in the Collateral Documents.

      "Collateral Documents" means each security agreement between the Trustee and each of the Company, HWCC-Tunica, HWCC-Shreveport and any other Guarantor, as the case may be, and each stock pledge, deed of trust, mortgage and fleet mortgage executed by the Company or any of its Restricted Subsidiaries creating a lien that secures the Notes and the Note Guarantees, each collateral assignment of any other documents creating a Lien that, after giving effect to such collateral assignment, secures the Notes or any Note Guarantee, the Escrow and Control Agreement, the Control Agreement and any other document creating a Lien that secures the Notes or any Note Guarantee.

      "Company" means Hollywood Casino Corporation, a Delaware corporation, and any and all successors thereto.

      "Consolidated Cash Flow" means with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:
(a) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus (b) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
(c) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus (d) any preopening expenses to the extent that such preopening expenses were deducted in computing Consolidated Net Income on a consolidated basis and determined in accordance with GAAP; and (e) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus (f) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

      "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that: (a) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof; (b) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; (c) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (d) the cumulative effect of a change in accounting principles shall be excluded; (e) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Restricted Subsidiaries; and (f) Extraordinary Non-Cash Items shall be excluded.

      "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who: (a) was a member of such Board of Directors on the date hereof; or (b) was nominated or ratified for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

      "Control Agreement" means that certain agreement dated as of the date hereof between the Trustee, the Company and the Securities Intermediary relating to the Aurora Expansion Cash Account, as assigned from time to time.

      "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

      "Credit Facilities" means one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

      "Custodian" means, with respect to the Notes issued in whole or in part in global form, the person specified in Section 2.01 hereof as the Custodian for the Depositary with respect to the Notes, and any and all successors thereto, appointed as Custodian hereunder and having become such pursuant to the applicable provision of this Indenture for so long as the Notes are eligible to be held by the Custodian pursuant to the policies of the Depositary.

      "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

      "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibits A1 and A2 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

      "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

      "Determination Date," with respect to an Interest Period, means the second London Banking Day preceding the first day of the Interest Period.

      "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which any outstanding Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a "change of control" or an "asset sale" shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with
Section 4.7 hereof.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "Escrow and Control Agreement" means that certain agreement dated as of the date hereof between the Trustee and the Company with respect to the Escrowed Funds.

      "Escrowed Funds" means the $40,733,300 of the net proceeds from the sale of the Notes deposited into escrow with the Trustee under the Escrow and Control Agreement.

      "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

      "Event of Loss" means, with respect to any property or asset, any (a) loss, destruction or damage of such property or asset or (b) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exchange Notes" means the Series B Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

      "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

      "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

      "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries in existence on the date hereof, until such amounts are repaid.

      "Extraordinary Non-Cash Items" means any loss from the purchase of the Aurora Management Agreement and the Tunica Consulting Agreement, loss from the early retirement of the 12 3/4% Senior Secured Notes due 2003 (the "12 3/4% Notes"), loss from the write-off of the original issue discount on the 12 3/4% % Notes, loss from the write-off of unamortized deferred charges and financing fees from the 12 3/4% % Notes, loss from any write-downs associated with the disposition of certain real estate assets currently owned by the Company in Houston, Texas, any losses from the write-down from receivables on the Greate Bay Casino Corporation and PPI Funding Corp. notes in favor of the Company and the loss from the retirement or disposition of the riverboats comprising the Aurora Casino in connection with the replacement or expansion of the Aurora Casino.

      "FF&E" means furniture, fixtures or equipment.

      "FF&E Financing" means Indebtedness, the proceeds of which are used solely to finance the acquisition or lease by the Company or any of its Restricted Subsidiaries of FF&E used in the ordinary course of the operation of the business of the Company or its Restricted Subsidiaries.

      "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of: (a) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus (b) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus (c) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such

Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus (d) the product of (1) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (2) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person and any of its Restricted Subsidiaries, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP. In calculating Fixed Charges on a pro forma basis, any Indebtedness bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period.

      "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the ``Calculation Date''), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of calculating the Fixed Charge Coverage Ratio: (a) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (c) of the proviso set forth in the definition of Consolidated Net Income; (b) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and (c) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

      "Fixed Rate Notes" means the Company's 11 1/4% Series A Senior Secured Notes due 2007 and 11 1/4% Series B Senior Secured Notes due 2007.

      "Floating Rate Notes" means the Company's Series A Floating Rate Notes due 2006 and Series B Floating Rate Notes due 2006 bearing interest at a rate per annum equal to LIBOR plus 628 basis points, which is initially equal to 11.360% and is reset semi-annually, as determined by the Calculation Agent in accordance with the provisions set forth in the form of Exhibit A2 hereto.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

      "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or any foreign government, any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof, including, without limitation, the Illinois Gaming Board, the Louisiana Gaming Control Board and the Mississippi Gaming Commission, with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company or any of its Subsidiaries.

      "Gaming Licenses" means, with respect to any Person, every license, franchise or other authorization required to own, lease, operate or otherwise conduct the present and future gaming activities of such Person.

      "Gaming Related Business" means the gaming business and other businesses necessary for, incident to, connected with, arising out of, or developed or operated to permit or facilitate the conduct or pursuit of the gaming business (including developing and operating lodging facilities, restaurants, sports or entertainment facilities, transportation services or other related activities or enterprises and any additions or improvements thereto) and potential opportunities in the gaming business.

      "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibits A1 and A2 hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

      "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

      "Governmental Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever (including, without limitation, any Gaming Authority) of the United States or foreign government, any state, any province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof, and any maritime authority.

      "Government Securities" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and also includes a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

      "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

      "Guarantors" means each of: (a) HWCC-Tunica; (b) HWCC-Shreveport; and (c) any other Restricted Subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture and its respective successors and assigns.

      "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under: (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

      "Holder" means a Person in whose name a Note is registered.

      "Hollywood Casino-Aurora" means Hollywood Casino-Aurora, Inc., an Illinois corporation, all of the Capital Stock of which is owned by the Company.

      "HWCC-Aurora Management" means HWCC-Aurora Management, Inc., an Illinois corporation, all of the Capital Stock of which is owned by the Company.

      "HWCC-Aurora Management Note" means that certain promissory note, dated as of April 1, 1997, in the original aggregate principal amount of $3.8 million, issued by HWCC-Aurora Management to PPI Corporation.

      "HWCC-Golf Course Partners" means HWCC-Golf Course Partners, Inc., a Delaware corporation, all of the Capital Stock of which is owned by HWCC-Tunica.

      "HWCC-Holdings" means HWCC-Holdings, Inc., a Texas corporation, all of the Capital Stock of which is owned by the Company.

      "HWCC-Louisiana" means HWCC-Louisiana, Inc., a Louisiana corporation, all of the Capital Stock of which is owned by the Company.

      "HWCC-Shreveport" means HWCC-Shreveport, Inc., a Louisiana corporation, all of the Capital Stock of which is owned by the Company.

      "HWCC-Tunica" means HWCC-Tunica, Inc., a Texas corporation, all of the capital stock of which is owned by the Company.

      "IAI Global Note" means the Global Note substantially in the form of Exhibit A1 and A2 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

      "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of: (a) borrowed money; (b) obligations evidenced by bonds, Notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (c) banker's acceptances; (d) Capital Lease Obligations; (e) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable or other amounts (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than 90 days past their original due date or that are being contested in good faith and for which adequate reserves have been made) incurred in the ordinary course of business that ordinarily would constitute a trade payable to trade creditors; (f) any Hedging Obligations; (g) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); provided, however, that the amount of such Indebtedness shall be limited to the lesser of the fair market value of the assets or property to which such Lien attaches and the amount of the Indebtedness so secured; and (h) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person, and any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) thereof and any amendments, modifications or supplements thereto, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

      The amount of any Indebtedness outstanding as of any date shall be: (a) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and (b) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

      "Indenture" means this Indenture, as amended or supplemented from time to time.

      "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

      "Intercompany Notes" means (a) the Aurora Intercompany Note, (b) the Tunica Intercompany Note and (c) any other promissory notes issued by Restricted Subsidiaries of the Company in favor of the Company or a Guarantor to evidence advances by the Company or such Guarantor.

      "Interest Period" means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date.

      "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in Section 4.07 hereof. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in Section 4.07 hereof.

      "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the Commonwealth of Massachusetts or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

      "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and the Guarantors and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

      "LIBOR" means, with respect to an Interest Period, the rate (expressed as a percentage per annum) for deposits in United States dollars for a six-month period beginning on the second London Banking Day after the Determination Date that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, LIBOR for the Interest Period shall be the arithmetic mean of the rates (expressed as a percentage per annum) for deposits in a Representative Amount in United States dollars for a six-month period beginning on the second London Banking Day after the Determination Date that appears on Reuters Screen LIBO Page as of 11:00 a.m., London time, on the Determination Date. If Reuters Screen LIBO Page does not include two or more rates or is unavailable on a Determination Date, the Calculation Agent shall request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to provide banks in the London interbank market for deposits in a Representative Amount in United States dollars for a six-month period beginning on the second London Banking Day after the Determination Date. If as least two such offered quotations are so provided, LIBOR for the Interest Period shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent shall request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States Dollars to leading European banks for a six-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

      "Liquidated Damages" means all liquidated damages then owing pursuant to
Section 5 of the Registration Rights Agreement.

      "London Banking Day" means any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

      "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however: (a) any gain (but not loss), net of any related provision for taxes on such gain (but not loss), realized in connection with: (1) any Asset Sale or (2) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and (b) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

      "Net Loss Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Event of Loss, including, without limitation, insurance proceeds from condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Event of Loss, and any taxes paid or payable as a result thereof.

      "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

      "Non-Recourse Debt" means Indebtedness: (a) as to which neither the Company nor any of its Restricted Subsidiaries (1) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (2) is directly or indirectly liable as a Guarantor or otherwise, or (3) constitutes the lender; (b) no default with respect to which (including any rights that the Holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any Holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

      "Non-U.S. Person" means a Person who is not a U.S. Person under Regulation S.

      "Note Guarantee" means the Guarantee by each Guarantor of the Company's payment obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

      "Notes" has the meaning assigned to it in the preamble to this Indenture.

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Offering" means the offering of the Notes by the Company.

      "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

      "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 13.05 hereof.

      "Operating" means, with respect to the Shreveport Casino, the time that
(a) all Gaming Licenses have been granted and have not been revoked or suspended, (b) the Shreveport Casino is in a condition (including installation of FF&E) to receive guests in the ordinary course of business, (c) gaming and other operations in accordance with applicable law are open to the general public and are being conducted at the Shreveport Casino, (d) a permanent or temporary certificate of occupancy has been issued for the Shreveport Casino by the parish or parishes in Louisiana in which the Shreveport Casino will operate,
(e) a notice of termination of work relating to the Shreveport Casino has been duly recorded in accordance with Louisiana law, and (f) the Shreveport Casino has been documented by the U.S. Coast Guard in the name of QNOV or any successor and the U.S. Coast Guard has issued a certificate of inspection for the Shreveport Casino.

      "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

      "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

      "Permitted Investments" means: (a) any Investment in the Company or in a Restricted Subsidiary of the Company; (b) any Investment in Cash Equivalents;
(c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person engaged in any Gaming Related Business, if as a result of such
Investment:  (1) such Person becomes a Restricted Subsidiary of the Company or
(2) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) Hedging Obligations; (g) any Investment by the Company or any of its Restricted Subsidiaries in Persons required in order to secure liquor and/or other licenses or permits under applicable law incident to the operation by the Company or any of its Restricted Subsidiaries of a Gaming Related Business, provided the aggregate amount of such Investment shall at no time exceed $100,000; (h) any Investment made in settlement of gambling debts incurred by patrons of any of the Casinos owned or operated by the Company or any of its Restricted Subsidiaries which settlements have been entered into in the ordinary course of business; (i) a Shreveport Casino Investment; (j) the transfer, sale, contribution or other conveyance to any Subsidiary of those certain notes by Greate Bay Casino Corporation and PPI Funding Corp. in favor of the Company; and (k) Investments not otherwise permitted by the foregoing clauses (a) through (j) in an aggregate outstanding amount of not more than $250,000.

      "Permitted Liens" means: (a) Liens on the assets of the Company and any Guarantor created by this Indenture and the Collateral Documents securing the Notes and the Note Guarantees; (b) Liens in favor of the Company or the Guarantors; (c) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary; (d) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (e) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (f) Liens to secure Indebtedness permitted by clause (a) of Section 4.09 covering only inventory and accounts receivable; (g) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (d) of the second paragraph of Section 4.09 hereof covering only the assets acquired with such Indebtedness (except as to Permitted Vessel Liens);
(h) Liens existing on the date hereof, including Liens related to the HWCC-Aurora Management Note; (i) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (j) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to Obligations that do not exceed $5 million at any one time outstanding; (k) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; (l) Ground leases in respect of the real property on which facilities owned or leased by the Company or any of its Restricted Subsidiaries are located; (m) Liens arising from UCC financing statements regarding property leased by the Company or any of its Restricted Subsidiaries; (n) Easements, rights-of-way, navigational servitudes, zoning restrictions, minor defects or irregularities in title and other similar charges or encumbrances which do not interfere in any material respect with the ordinary conduct of business of the Company and its Restricted Subsidiaries; (o) Liens incurred and pledges made in the ordinary course of business in connection with workers' compensation, unemployment insurance and social security benefits; (p) Liens of carriers, warehousemen, mechanics, landlords, materialmen, repairmen or other like Liens arising by operation of law or in the ordinary course of business and consistent with industry practices and Liens on deposits made to obtain the release of such Liens if (1) the underlying Obligations are not overdue for a period of more than 60 days, or (2) such Liens are being contested in good faith and by appropriate proceedings by the Company and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP, and (3) the Company is in compliance with the terms of the security documents applicable to such Liens; (q) Liens permitted under the Collateral Documents; (r) Permitted Vessel Liens; (s) without limiting the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien otherwise permitted under any of the foregoing clauses
(a) through (r), any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses, provided, however, that any such extension, renewal or replacement Lien is limited to the property or assets covered by the Lien being extended, renewed or replaced or substitute property or assets, the value of which is (and, for property or assets having an aggregate fair market value of more than $100,000, as determined by the Board of Directors of the Company to be) not materially greater than the value of the property or assets for which the substitute property or assets are substituted.

      "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all expenses and premiums incurred in connection therewith); (b) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (d) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      "Permitted Vessel Liens" means a Lien on a vessel to secure FF&E Financing or Capital Lease Obligations in accordance with Section 4.09(d) hereof where (a) the creditor under such FF&E Financing or Capital Lease Obligations agrees to release such Lien upon satisfaction of the Obligations under such FF&E Financing or Capital Lease Obligations, (b) the creditor under such FF&E Financing or Capital Lease Obligations agrees to release such Lien upon payment of the proceeds from the sale of such vessel attributable to such FF&E Financing or Capital Lease Obligations, (c) the creditor under such FF&E Financing or Capital Lease Obligations acknowledges that such Lien does not create rights on the hull and other equipment constituting such vessel, but shall be limited to the FF&E specifically identified in such creditor's financing or lease and Lien documents, (d) such Lien is expressly subject and subordinate to the Liens granted in favor of the Trustee, (e) the creditor under such FF&E Financing or Capital Lease Obligations agrees to promptly notify the Trustee of the occurrence of any event of default under such creditor's financing or lease documents, and (f) the creditor under such FF&E Financing or Capital Lease Obligations acknowledges and agrees that it has no right to possess or use such vessel or anything on board such vessel, except for its right to come on board the vessel to inspect the related FF&E and, after the occurrence and continuance of an event of default under such creditor's financing or lease documents, to remove or repossess the subject FF&E, provided that such creditor's efforts to remove or repossess such FF&E shall be commercially reasonable and shall not damage the vessel, its hull or any other equipment constituting such vessel.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

      "Pratt Casino Corporation Acquisition" means the acquisition by the Company of all of the capital stock of Pratt Casino Corporation pursuant to and in accordance with the terms set forth in that certain Voting Agreement, dated as of April 29, 1999, by and among the Company, Pratt Casino Corporation, PRT Funding Corp., New Jersey Management, Inc., Greate Bay Casino Corporation and certain creditors of PRT Funding Corp. named therein.

      "Pratt Casino Corporation" means Pratt Casino Corporation, a Delaware corporation.

      "Pratt Casino Corporation Notes" means those certain notes, debt instruments or other obligations to be issued by Pratt Casino Corporation to its creditors pursuant to the joint plan of reorganization relating to the bankruptcy proceedings of Pratt Casino Corporation, PRT Funding Corp. and New Jersey Management, Inc. under Chapter 11 of the Bankruptcy Code.

      "Pratt Management, L.P." means Pratt Management, L.P., a Delaware limited partnership.

      "Principals" means (a) Jack Pratt, Edward T. Pratt, Jr., William D. Pratt, Crystal A. Pratt, Maria A. Pratt and Edward T. Pratt, III, their respective estates and members of the immediate family (including adopted children) of any of them who acquire Voting Stock of the Company from any such estates; (b) C.A. Pratt Partners, Ltd., a Texas limited partnership, provided that the majority of the voting equity interests of the partnership is Beneficially Owned by a Person named in clause (a); and (c) the WDP, Jr. Family Trust, provided that a Person named in clause (a) is (1) the Beneficial Owner of a majority of the Voting Stock held by such trust, or (2) if the trust is irrevocable, the trustee of the irrevocable trust is a Person named in clause (a).

      "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "QNOV" means QNOV, a Louisiana general partnership.

      "Qualified Equity Offering" means an offering of the Company's common stock which results in net proceeds to the Company of at least $20 million.

      "Regulation S" means Regulation S promulgated under the Securities Act.

      "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

      "Regulation S Permanent Global Note" means a permanent global Note in the form of Exhibits A-1 and A-2 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

      "Regulation S Temporary Global Note" means a temporary global Note in the form of Exhibit A-3 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

      "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, by and among the Company, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

      "Representative Amount" means a principal amount of not less than U.S. $1,000,000 for a single transaction in the relevant market at the relevant time.

      "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

      "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

      "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "Restricted Period" means the 40-day distribution compliance period as defined in Rule 903(b) of Regulation S.

      "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

      "Reuters Screen LIBO Page" means the display designated as page "LIBO" on The Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service).

      "Rule 144" means Rule 144 promulgated under the Securities Act.

      "Rule 144A" means Rule 144A promulgated under the Securities Act.

      "Rule 903" means Rule 903 promulgated under the Securities Act.

      "Rule 904" means Rule 904 promulgated the Securities Act.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Securities Intermediary" means the financial institution(s) at which the Aurora Expansion Cash Account is maintained.

      "Series A Notes" has the meaning assigned to it in the preamble to this Indenture.

      "Series B Notes" has the meaning assigned to it in the preamble to this Indenture.

      "Shelf Registration Statement" has the meaning given it in the Registration Rights Agreement.

      "Shreveport Casino" means that certain casino, hotel complex and related facilities located in Shreveport, Louisiana, and owned, leased or otherwise held and to be developed and constructed by the Company or any of its Subsidiaries.

      "Shreveport Casino Investment" means an Investment in a Subsidiary solely for the purpose of developing, constructing and opening the Shreveport Casino in an amount not to exceed $65 million from the date hereof; provided, however, that to be eligible to make a Shreveport Casino Investment, the Company, not later than March 31, 2000, must have obtained substantially all of the funds for the development and construction, other than FF&E Financing to be incurred prior to opening of the Shreveport Casino. If in any event the Shreveport Casino is not Operating on or prior to June 1, 2001, any Investment made or to be made by the Company in the Shreveport Casino, which when taken together with all other Investments made in the Shreveport Casino, exceeds $25 million in the aggregate, shall count as a Restricted Payment as of the date the Investment is made for purposes of determining the aggregate amount of all Restricted Payments made by the Company since the date of this Indenture as set forth in the first paragraph of Section 4.07 hereof; provided, however, that the amounts treated as Restricted Payments pursuant to this sentence shall only be treated as Restricted Payments until the date that the Shreveport Casino is Operating. Notwithstanding the foregoing, if the Company has made aggregate Investments of less than $25 million in a Shreveport Casino Investment and the Company at any time determines by resolution duly adopted by the Board of Directors to terminate the development of the Shreveport Casino, the Company may make one or more Investments in an alternative opportunity in a Gaming Related Business in an amount which shall not exceed $25 million when taken together with all other Investments made or to be made in the Shreveport Casino and in a Gaming Related Business pursuant to this sentence.

      "Shreveport Management Agreement" means any agreement between the Company or any of its Affiliates, including, without limitation, HWCC-Shreveport, with QNOV or any of its Affiliates, relating to the operation and management of the Shreveport Casino.

      "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

      "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      "Subsidiary" means, with respect to any specified Person: (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (b) any partnership (1) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (2) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

      "Substitute Management Agreement" means any management contract between the Company and any of its Affiliates relating to the operation and management of a Gaming Related Business in which the Company has made an Investment pursuant to the last sentence of the definition of ``Shreveport Casino Investment.''

      "Tangible Consolidated Net Worth" means, with respect to a Restricted Subsidiary, such Restricted Subsidiary's Total Consolidated Net Worth, adjusted
(a) to include the principal amount of all loans and advances made to such Restricted Subsidiary by the Company or any other Restricted Subsidiary of the Company and (b) to exclude the Intangible Assets of such Restricted Subsidiary and its consolidated subsidiaries. For purposes of this definition, ``Intangible Assets'' means the amount (to the extent reflected in computing the Restricted Subsidiary's Total Consolidated Net Worth) of (1) all Investments in Persons which are not Restricted Subsidiaries of the Company (except, in each case, Investments which are readily marketable, valued at the lower of cost or market), and (2) all unamortized debt discounts and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization and capitalized development expenses and other intangible assets, all as determined in accordance with GAAP.

      "Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service).

      "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

      "Total Consolidated Net Worth" means, with respect to any Person, the aggregate of capital, surplus and retained earnings of such Person and its consolidated subsidiaries, as would be shown on the consolidated balance sheet of such Person prepared in accordance with GAAP adjusted to exclude (to the extent included in calculating such equity), (a) the amount of capital, surplus and accrued but unpaid dividends attributable to any Disqualified Stock or treasury stock of such Person or any of its consolidated subsidiaries; (b) all upward revaluations and other write-ups in the book value of any asset of such Person or a consolidated subsidiary of such Person subsequent to the date of this Indenture; (c) all investments in subsidiaries that are not consolidated subsidiaries and in Persons that are not subsidiaries; and (d) minority interests.

      "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

      "Tunica Casino" means that certain casino, hotel complex and related facilities located in Tunica, Mississippi and owned, leased or otherwise held by HWCC-Tunica.

      "Tunica Consulting Agreement" means the Consulting Agreement dated as of January 1, 1994, between HWCC-Tunica and Pratt Casino Corporation.

      "Tunica First Lien Deed of Trust" means the Leasehold Deed of Trust, Security Agreement, Fixture Filing and Financing Statement made by HWCC-Tunica, as Grantor, for the benefit of the Trustee, as Beneficiary (relating to a first-lien Leasehold Deed of Trust securing this Indenture).

      "Tunica First Lien Ship Mortgage" means the First Preferred Ship Mortgage made by HWCC-Tunica, as mortgagor, to the Trustee, as mortgagee (relating to Vessel No. 534006).

      "Tunica Intercompany Note" means that certain amended and restated promissory note dated as of the date hereof issued by HWCC-Tunica to the Company.

      "Tunica Second Lien Deed of Trust" means the Leasehold Deed of Trust, Security Agreement, Fixture Filing and Financing Statement made by HWCC-Tunica, as Grantor, for the benefit of the Company, as assigned to the Trustee, as Beneficiary (relating to a second-lien Leasehold Deed of Trust securing the Tunica Intercompany Note).

      "Tunica Second Lien Ship Mortgage" means the Second Preferred Ship Mortgage made by HWCC-Tunica, as mortgagor, to the Company, as assigned to the Trustee, as Mortgagee (relating to Vessel No. 534006).

      "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

      "Unrestricted Global Note" means a permanent Global Note substantially in the form of Exhibits A1 and A2 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

      "Unrestricted Subsidiary" means HWCC-Holdings, HWCC-Golf Course Partners, HWCC-Louisiana, Pratt Management, L.P., QNOV and any other Subsidiary of the Company that is designated by the Boards of Directors of the Company and any Restricted Subsidiaries as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (A) such Indebtedness is permitted under
Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (B) no Default or Event of Default would be in existence following such designation.

      "U.S. Person" means a U.S. Person as defined in Rule 902(o) under the Securities Act.

      "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (1) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (2) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness; provided, however, that with respect to any revolving Indebtedness, the foregoing calculation of Weighted Average Life to Maturity shall be determined based upon the total available commitments and the required reductions of commitments in lieu of the outstanding principal amount and the required payments of principal, respectively.

Section 1.02.  Other Definitions.

                                                                    Defined in
     Term                                                                 Section
     ----                                                                 -------
     "Affiliate Transaction"............................................    4.12
     "Asset Sale Offer".................................................    4.10
     "Authentication Order".............................................    2.02
     "Benefitted Party".................................................   11.01
     "Change of Control Offer"..........................................    4.16
     "Change of Control Payment"........................................    4.16
     "Change of Control Payment Date"...................................    4.16
     "Covenant Defeasance"..............................................    8.03
     "DTC"..............................................................    2.03
     "Event of Default".................................................    6.01
     "Excess Proceeds"..................................................    4.10
     "Event of Loss Offer"..............................................    4.11
     "Excess Loss Proceeds..............................................    4.11
     "incur"............................................................    4.09
     "Legal Defeasance".................................................    8.02
     "Offer Amount".....................................................    3.09
     "Offer Period".....................................................    3.09
     "Paying Agent".....................................................    2.03
     "Payment Default"..................................................    6.01
     "Permitted Debt"...................................................    4.09
     "Purchase Date"....................................................    3.09
     "Registrar"........................................................    2.03
     "Repurchase Offer".................................................    3.09
     "Restricted Payments"..............................................    4.07
     "Special Mandatory Redemption".....................................    3.08
     "Unit Legend"......................................................    2.06

Section 1.03.  Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security Holder" means a Holder of a Note;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor" on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.  Rules of Construction.

      Unless the context otherwise requires:

      (a) a term has the meaning assigned to it;

      (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

      (c) "or" is not exclusive;

      (d) words in the singular include the plural, and in the plural include the singular;

      (e) provisions apply to successive events and transactions; and

      (f) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2
                                   THE NOTES

Section 2.01.  Form and Dating.

      (a) General. The Fixed Rate Notes and the Trustee's certificate of authentication, and the Floating Rate Notes and the Trustee's certificate of authentication, shall be substantially in the form of Exhibits A1 and A2, respectively, hereto. Except as otherwise set forth herein and in the Notes, the terms of the Fixed Rate Notes and the Floating Rate Notes are identical. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

      The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

      (b) Global Notes. Fixed Rate Notes and Floating Rate Notes issued in global form shall be substantially in the form of Exhibits A1, A2, A3 and A4 hereto, as applicable (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto).
Notes issued in definitive form shall be substantially in the form of Exhibits A1 and A2 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

      (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel Bank, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate and an authentication order pursuant to Section 2.02 hereof from the Company. Following the termination of the Restricted Period, the Company shall instruct the Trustee that the Restricted Period has expired and shall instruct the Trustee to exchange beneficial interests in the Regulation S Temporary Global Note for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

      (d) Euroclear and Cedel Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Cedel Bank.

Section 2.02.  Execution and Authentication.

      Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

      If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

      A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

      The Trustee shall, upon a written order of the Company signed by two Officers (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

      The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03.  Registrar and Paying Agent.

      The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Agent.

      The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

      The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian for the Depositary with respect to the Global Notes.

Section 2.04.  Paying Agent to Hold Money in Trust.

      The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.  Holder Lists.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA (S) 312(a).

Section 2.06.  Transfer and Exchange.

      (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the

Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to the expiration of the Restricted Period. Upon the occurrence of either of the preceding events in
(i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or
2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

      (b) Transfer and Exchange of Beneficial Interests in the Global Notes.
The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

         (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

         (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above;

   provided, however, that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to the expiration of the Restricted Period. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

         (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

            (A) if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

            (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

            (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

         (iv) Transfer and Exchange of Beneficial Interests in Restricted Global Notes for Beneficial Interests in Unrestricted Global Notes. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

            (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

            (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D) the Registrar receives the following:

                (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

         Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

      (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

         (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

            (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

            (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
      (1) thereof;

            (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under Regulation S, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

            (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
      (3)(a) thereof;

            (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

            (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

            (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

         (ii) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the expiration of the Restricted Period.

         (iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

            (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

            (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D) the Registrar receives the following:

                (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

   and, in each such case set forth in this subparagraph (D), if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this
   Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

      (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

         (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

            (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

            (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

            (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under Regulation S, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

            (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
      (3)(a) thereof;

            (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

            (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

            (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

         (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

            (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
      144) of the Company;

            (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D) the Registrar receives the following:

                (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         Upon satisfaction of the conditions of any of the subparagraphs in this
   Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

         (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

         If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

      (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

         (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive
   Note if the Registrar receives the following:

            (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

            (B) if the transfer will be made pursuant to Rule 903 or Rule 904 under Regulation S, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

            (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

         (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

            (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
      144) of the Company;

            (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D) the Registrar receives the following:

                (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

     (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and
(ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

     (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (i)    Private Placement Legend.

               (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES (A) TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE ONLY (1) TO THE COMPANY, (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
(4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, OR (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO

APPLICABLE JURISDICTION, AND (B) THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

               (B)  Notwithstanding the foregoing, any Global Note or Definitive
     Note issued pursuant to subparagraphs (b)(iv), (c)(iii), (c)(iv), (d)(ii),
     (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THIS INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THIS INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THIS INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THIS INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

          (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

"THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

     (i)  General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's written order or at the Registrar's request, in each case in accordance with the provisions of Section 2.02 hereof.

          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.11, 4.16 and 9.05 hereof).

          (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (v) Neither the Company nor the Trustee shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (vii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07.  Replacement Notes.

     If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Holder or Company satisfies the reasonable requirements of the Trustee. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.  Outstanding Notes.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided, however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.  Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10.  Temporary Notes.

     Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

     Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.  Cancellation.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.  Defaulted Interest.

     If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

Section 3.01.  Notices to Trustee.

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days or such shorter period as is satisfactory to the Trustee but not more than 60 days before a redemption date, an Officers' Certificate setting forth (a) the clause of this Indenture pursuant to which the redemption shall occur, (b) the redemption date, (c) the principal amount of Notes to be redeemed, (d) the redemption price and (e) whether the optional redemption is in connection with a refinancing, as described in Section 3.03 hereof.

Section 3.02.  Selection of Notes to Be Redeemed.

     If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes for redemption or repurchase as follows: (i) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or (ii) if the Notes are not so listed, on a pro rata basis between the Fixed Rate Notes and the Floating Rate Notes, if applicable, and on a pro rata basis among the Fixed Rate Notes and among the Floating Rate Notes, by lot or by such method as the Trustee shall deem fair and appropriate.

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or repurchase and, in the case of any Note selected for partial redemption or repurchase, the principal amount thereof to be redeemed or repurchased. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000, except that if all of the Notes of a Holder are to be redeemed or repurchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or repurchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchased.

Section 3.03.  Notice of Redemption.

     Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address; provided, however, that in the case of an optional redemption under Section 3.07(a) or (b) hereof in which the Company has called for redemption of all outstanding Notes in connection with a refinancing of such Notes, the Company shall be permitted to (a) specify a proposed redemption date, (b) change the proposed redemption date not more than two times prior to a final redemption date by notice mailed to Holders not later than five Business Days prior to the final redemption date, (c) establish the final redemption date as a date not more than 90 days after the first notice from the Company calling the Notes for optional redemption was mailed to the Holders and (d) rescind the redemption offer at any time prior to the final redemption date, which recision shall not cause the maturity of the Notes to have changed.

     The notice shall identify the Notes to be redeemed and shall state:

     (a)  the redemption date;

     (b)  the redemption price;

     (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

     (d)  the name and address of the Paying Agent;

     (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

     (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

     (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

     (i) whether optional redemption is being made in a refinancing in accordance with Section 3.07 hereof.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days, or such shorter period as is satisfactory to the Trustee, prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.  Effect of Notice of Redemption.

     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, other than as expressly set forth in such notice as provided in the first paragraph of Section 3.03 hereof. Except as provided in
Section 3.03 hereof, notices of redemption may not be conditional.

Section 3.05.  Deposit of Redemption Price.

     On or prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest and Liquidated Damages, if any, on, all Notes to be redeemed.

     If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption whether such redeemed Notes have been delivered to the Paying Agent for payment. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.  Notes Redeemed in Part.

      Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.  Optional Redemption.

     (a) Fixed Rate Notes. At any time prior to May 1, 2002, the Company may on any one or more occasions redeem up to 35% of the original aggregate principal amount of Fixed Rate Notes issued under this Indenture at a redemption price of 111.250% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings; provided, however that:
(i) at least 65% of the original aggregate principal amount of the Fixed Rate Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Fixed Rate Notes held by the Company and its Subsidiaries); and (ii) the redemption must occur within 60 days of the date of the closing of such Qualified Equity Offering. Except as provided herein, the Fixed Rate Notes will not be redeemable at the Company's option prior to May 1, 2003. After May 1, 2003, the Company may redeem all or a part of the Fixed Rate Notes upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of principal amount) plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

              Year                       Percentage
              ----                       ----------
              2003.....................   107.000%
              2004.....................   104.666%
              2005.....................   102.333%
              2006 and thereafter......   100.000%

     (b) Floating Rate Notes. The Floating Rate Notes may be redeemed, in whole or in part, at any time and from time to time, at the option of the Company upon not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

              Year                       Percentage
              ----                       ----------
              1999......................  105.000%
              2000......................  104.000%
              2001......................  103.000%
              2002......................  102.000%
              2003......................  101.000%
              2004 and thereafter.......  100.000%

     (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08.  Mandatory Redemption.

     (a) Redemption Pursuant to Gaming Authority. Notwithstanding any other provision of this Article 3, if any Gaming Authority requires that a Person who is a Holder or the Beneficial Owner of the Notes be licensed, qualified or found suitable under applicable gaming laws, the Holder or Beneficial Owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period. If the Holder or Beneficial Owner fails to apply for such license, qualification or finding of suitability within the required time period, such Holder or Beneficial Owner, as the case may be, shall be required to dispose of its Notes within the specified time and the Company shall have the right to redeem the Notes of such Holder or Beneficial Owner, subject to approval of any applicable Gaming Authority, at the lesser of
(i) the principal amount thereof, (ii) the amount that such Holder or Beneficial Owner paid for the Notes or (iii) the fair market value of the Notes. Any Holder of Notes required to apply for a finding of suitability must pay all investigative fees and costs of the applicable Gaming Authorities in connection with such investigation. Immediately upon the imposition of a requirement to dispose of Notes by a Gaming Authority, such Holder or Beneficial Owner shall, to the extent required by applicable law, have no further right (i) to exercise, directly or indirectly, through any trustee or nominee or any other Person, any right conferred by the Notes or (ii) to receive any interest, dividends, economic interests or any other distributions or payments with respect to the Notes or any remuneration in any form with respect to the Notes from the Company or the Trustee. The Company is not required to pay or reimburse any Holder of the Notes or Beneficial Owner who is required to apply for such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expense will be the obligation of such Holder or Beneficial Owner. The Company shall notify the Trustee in writing of any such redemption as soon as practicable; provided, however, that until such time as the Trustee receives notice from the Company of such redemption in accordance with Section 13.02 hereof, the Trustee shall be entitled to treat the Holder or Beneficial Owner as having all of its rights under the Indenture. The Company shall not be responsible for any costs or expenses any such Holder may incur in connection with its application or a license, qualification or a finding or suitability. The Trustee shall report the names of the record Holders of the Notes to any Gaming Authority when required by law.

     (b) Special Mandatory Redemption. If, prior to January 31, 2000, the Company determines in its sole discretion (as evidenced by a resolution of the Company's Board of Directors certified by an Officer of the Company and delivered to the Trustee) that it is unable to consummate the Pratt Casino Corporation Acquisition by January 31, 2000, the Company shall redeem $40,330,000 aggregate principal amount of Notes (the "Special Mandatory Redemption") at a redemption price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption; provided, however, that such redemption will occur on January 31, 2000 if the Pratt Casino Corporation Acquisition has not been consummated and the Company has not by January 31, 2000 delivered to the Trustee an Officers' Certificate certifying as to the conditions required for the release of the Escrowed Funds, in accordance with the terms and conditions set forth in the Escrow Agreement. The redemption date for the Special Mandatory Redemption shall be the earlier of (a) five days after the date that the certified resolutions are delivered to the Trustee pursuant to the preceding sentence, or (b) January 31, 2000. Any such redemption shall be made on a pro rata basis between the Floating Rate Notes and the Fixed Rate Notes. Notice of any Special Mandatory Redemption will be mailed to each Holder not less than five days prior to the redemption date.

     (c) Other than as specifically provided in this Section 3.08, any redemption made pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

     (d) Except as described in this Section 3.08, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09.  Repurchase Offers.

     In the event that, pursuant to Section 4.10, 4.11 or 4.16 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (a "Repurchase Offer"), it shall follow the procedures specified below.

     The Repurchase Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase at the Purchase Price (as determined in accordance with Section 4.10, 4.11 or 4.16 hereof, as the case may be) the principal amount of Notes required to be purchased pursuant to Section 4.10, 4.11 or 4.16 hereof, as the case may be, in the aggregate (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to such Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to such Repurchase Offer.

     Upon the commencement of a Repurchase Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to such Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of such Repurchase Offer, shall state:

     (a) that the Repurchase Offer is being made pursuant to this Section 3.09 and Section 4.10, 4.11 or 4.16 hereof, as the case may be and the length of time the Repurchase Offer shall remain open;

     (b)  the Offer Amount, the purchase price and the Purchase Date;

     (c) that any Note not tendered or accepted for payment shall continue to accrue interest and Liquidated Damages, if any;

     (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest and Liquidated Damages, if any after the Purchase Date;

     (e) that Holders electing to have a Note purchased pursuant to any Repurchase Offer may elect to have Notes purchased in integral multiples of $1,000 only;

     (f) that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice before the Purchase Date;

     (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

     (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Notes shall be selected for purchase pursuant to the terms of Section 3.02 hereof, and that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, pursuant to the terms of Section 3.02 hereof, the Offer Amount of Notes or portions thereof tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Repurchase Offer on the Purchase Date.

      The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent that such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to the Repurchase Offer. To the extent that the provisions of Rule 14e-1 under the Exchange Act or any securities laws or regulations conflict with the provisions of Sections 3.09, 4.10, 4.11 or 4.16 of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under those sections of this Indenture.

      Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4
                                   COVENANTS

Section 4.01. Payment of Notes.

      The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 12:00 noon Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

      The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02. Maintenance of Office or Agency.

      The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

      The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03. Reports.

      (a) Whether required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's independent public accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case, within 15 days following the time periods specified in the SEC's rules and regulations. In addition, following consummation of the Exchange Offer, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA (S) 314(a).

      (b) For so long as any Notes remain outstanding, the Company and the Guarantors shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

      (c) Whether required by the SEC, for so long as HWCC-Louisiana, or any successor thereto, is an Unrestricted Subsidiary, the quarterly and annual financial information required by Section 4.03(a) hereof shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of HWCC-Louisiana, or any successor thereto, and its consolidated subsidiaries, with an indication that such entities are Unrestricted Subsidiaries and that any Indebtedness of such entities is non-recourse to the Company.

Section 4.04. Compliance Certificate.

      (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Collateral Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Collateral Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Collateral Documents (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

      (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

      (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05. Taxes.

      The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06. Stay, Extension and Usury Laws.

      The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07. Restricted Payments.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (a) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect Holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable (1) in Equity Interests (other than Disqualified Stock) of the Company or (2) to the Company or a Restricted Subsidiary of the Company); (b) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; (c) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or that is subordinated to the Note Guarantees, except (1) a payment of interest or principal at the Stated Maturity thereof and (2) a payment of interest or principal of intercompany Indebtedness permitted by clause (f) of the second paragraph of Section 4.09 hereof, or (d) make any Restricted Investment (all such payments and other actions set forth in clauses (a) through (d) above being collectively referred to as ``Restricted Payments''), unless, at the time of and after giving effect to such Restricted Payment:

      (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

      (ii) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and

      (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments and any Shreveport Casino Investment treated as a Restricted Payment as set forth in the definition of "Shreveport Casino Investment" as set forth in Section 1.01 hereof, made by the Company and its Restricted Subsidiaries after the date hereof (excluding Restricted Payments permitted by clauses (w) and (x) of the next succeeding paragraph) is less than the sum, without duplication, of:

          (A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the date hereof to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

          (B) 100% of the aggregate net cash proceeds received by the Company since the date hereof as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to any Subsidiary of the Company), plus

          (C) 50% of any cash dividends received by the Company, Hollywood Casino-Aurora or any other Restricted Subsidiary that is a Guarantor after the date hereof from an Unrestricted Subsidiary of the Company, to the extent such dividends were not otherwise included in Consolidated Net Income of the Company for such period, plus

          (D) to the extent that any Restricted Investment that was made after the date hereof is sold for cash or otherwise liquidated or repaid for cash, the sum of (I) 50% of the cash proceeds with respect to such Restricted Investment in excess of the aggregate amount invested in such Restricted Investment (less the cost of disposition, if any) and (II) the aggregate amount invested in such Restricted Investment, plus

          (E) to the extent that any Subsidiary that was designated as an Unrestricted Subsidiary after the date hereof is redesignated as a Restricted Subsidiary, the lesser of (I) the amount of the Investment in the Subsidiary treated as a Restricted Payment at and since the time that the Subsidiary was designated as an Unrestricted Subsidiary, as determined by the last paragraph of this covenant, and (II) the fair market value of the Investment in the Subsidiary as of the date that it is redesignated as a Restricted Subsidiary.

      So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

      (v) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

      (w) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (iii)(B) of the preceding paragraph;

      (x) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

      (y) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management (or the estate or trust for the benefit of any such member of management) pursuant to any management equity subscription agreement or stock option agreement; provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $250,000 in any calendar year and $1.0 million in the aggregate; and

      (z) the redemption or repurchase of any debt or equity securities of the Company or any Restricted Subsidiary required by, and in accordance with, any order of any Gaming Authority, provided, however, that the Company has used its reasonable best efforts to effect a disposition of such securities to a third-party and has been unable to do so.

      The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this section were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

Section 4.08. Dividend and Other Payment Restrictions Affecting Subsidiaries.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to: (a) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries; (b) make loans or advances to the Company or any of its Restricted Subsidiaries; or (c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

      The preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of: (1) Existing Indebtedness as in effect on the date hereof and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the date hereof; (2) this Indenture, the Notes, the Note Guarantees and the Collateral Documents; (3) applicable law; (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided, however, that, in the case of Indebtedness, such Indebtedness incurred pursuant to Section 4.09 hereof; (5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices; (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (c) of the preceding paragraph; (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition; (8) Permitted Refinancing Indebtedness, provided, however, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced; (9) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien; (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Company's Restricted Subsidiaries may incur Indebtedness, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

      The first paragraph of this Section 4.09 shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

      (a) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any one time outstanding under this clause (a), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (a), not to exceed $12.5 million at any one time outstanding;

      (b) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

      (c) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the date hereof and the exchange Notes and the related Guarantees to be issued pursuant to the Registration Rights Agreement;

      (d) the incurrence by the Company or any of its Restricted Subsidiaries of FF&E Financing or Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in any Casino owned and either operated or to be operated by the Company or such Restricted Subsidiary, in an aggregate principal amount (including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (d)) with respect to any such Casino not to exceed $7.0 million in aggregate principal amount for each Casino owned or operated by the Company at any time outstanding;

      (e) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of this Section 4.09 or clauses (b), (c), (d) or (e) of this paragraph;

      (f) the issuance by any Restricted Subsidiary of preferred stock to the Company or the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries as provided in Section 4.21 hereof, provided, however, that with respect to any such intercompany Indebtedness: (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (f);

      (g) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that was incurred pursuant to this Section 4.09 or is otherwise permitted to be outstanding pursuant to this Indenture;

      (h) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was otherwise incurred pursuant to this Section 4.09;

      (i) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, however, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

      (j) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of performance, surety or appeal bonds provided in the ordinary course of business; and

      (k) the assumption of the obligations under the Pratt Casino Corporation Notes in connection with the Pratt Casino Corporation Acquisition, provided, however, that such Indebtedness is retired or repaid within five Business Days following the assumption of such Indebtedness.

      The Company shall not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured. For purposes of determining compliance with this section, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (k) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09.

Section 4.10. Asset Sales.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless: (a) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; (b) such fair market value is determined and evidenced by a resolution of the Company's Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and (c) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash. For purposes of this provision and not for purposes of the definition of "Net Proceeds" (except to the extent set forth in such definition with respect to the conversion of non-cash proceeds to cash), each of the following shall be deemed to be cash: (1) the assumption of Indebtedness or liabilities of the Company (as shown on the Company's most recent balance sheet) that are pari passu in right of payment to the Notes or, in the case of an Asset Sale by any Restricted Subsidiary, the assumption of Indebtedness or liabilities of such Restricted Subsidiary (as shown on the Restricted Subsidiary's most recent balance sheet) that are pari passu in right of payment with the Note Guarantees that are assumed by the transferee of any such assets, in each case, pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and
(2) any securities, Notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

      Within 270 days after the receipt of any Net Proceeds from an Asset Sale, the Company or the Restricted Subsidiary may apply such Net Proceeds: (A) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, a Gaming Related Business; (B) to make a capital expenditure with respect to the then existing operations of the Company or any of its Restricted Subsidiaries; or (C) to acquire other long-term assets that are used or useful in a Gaming Related Business; provided, however, that the Company or the Restricted Subsidiary, as the case may be, grants to the Collateral Agent, on behalf of the Holders, a first priority perfected security interest, subject to Permitted Liens, on any property or assets (including a pledge of any Voting Stock pursuant to the Collateral Documents) acquired or constructed with the Net Proceeds of any Asset Sale on the terms set forth herein and the Collateral Documents to the extent permitted by applicable Gaming Authorities. Pending the final application of any Net Proceeds, the Company or the Restricted Subsidiary shall invest, within five Business Days following the date of receipt, the Net Proceeds in Cash Equivalents held in an account in which the Trustee shall have a first priority perfected security interest (subject to Permitted Liens) for the benefit of the Holders of the Notes. Net Proceeds will be released to the Company for an application permitted by the first sentence of this paragraph, or in connection with an Asset Sale Offer pursuant to the terms of the Collateral Documents relating to the respective Casino property, as described in the following paragraph.

      Any Net Proceeds from Asset Sales that are not applied as provided in the preceding paragraph will constitute "Excess Proceeds." Within ten days following the date that the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will make an offer (an "Asset Sale Offer") to all Holders of Notes to purchase with all of the Excess Proceeds an amount equal to the maximum principal amount of Notes that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture or the Collateral Documents. If the aggregate principal amount of Notes tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner described under
Section 3.02 hereof. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Section 4.11. Event of Loss.

      Within 270 days after any Event of Loss with respect to any Collateral comprising the Aurora Casino or the Tunica Casino with a fair market value (or replacement cost, if greater) in excess of $1.0 million, the Company or the affected Restricted Subsidiary of the Company, as the case may be, may apply the Net Loss Proceeds for such Event of Loss: (i) to acquire all or substantially all of the assets of or a majority of the Voting Stock in a Gaming Related Business; (ii) to make a capital expenditure with respect to the then existing operations of the Company or any of its Restricted Subsidiaries; or (iii) to acquire other long-term assets that are used or useful in a Gaming Related Business.

      In addition, within 360 days after any Event of Loss with respect to any Collateral comprising the Aurora Casino or the Tunica Casino with a fair market value (or replacement cost, if greater) in excess of $1.0 million, the Company or the affected Restricted Subsidiary of the Company, as the case may be, may apply the Net Loss Proceeds for such Event of Loss to the rebuilding, repair, replacement or construction of improvements to the respective casino, with no concurrent obligation to make any purchase of any Notes. Any Net Loss Proceeds for an Event of Loss with respect to any Collateral that are not reinvested as provided in the first or second sentences of this Section 4.11 will be deemed "Excess Loss Proceeds." Within ten days following the date that the aggregate amount of Excess Loss Proceeds exceeds $10.0 million, the Company shall make an offer to all Holders of Notes to purchase with the Excess Loss Proceeds from any Event of Loss (an ``Event of Loss Offer'') in an amount equal to the maximum principal amount of Notes that may be purchased out of all of such Excess Loss Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth under Section 3.09 hereof. To the extent that the aggregate amount of Notes and other pari passu Indebtedness tendered pursuant to any Event of Loss Offer is less than the Excess Loss Proceeds, the Company may, subject to the other provisions of this Indenture and the Collateral Documents, use any remaining Excess Loss Proceeds for any purpose not prohibited by this Indenture or the Collateral Documents. Upon completion of any such Event of Loss Offer, the amount of Excess Loss Proceeds shall be reset at zero. Pending the final application of such Net Loss Proceeds, such proceeds shall be invested, within five Business Days of the date of receipt, in Cash Equivalents held in an account in which the Trustee shall have a first priority perfected security interest (subject to Permitted Liens) for the benefit of the Holders of the Notes. The Net Loss Proceeds will be released to the Company to pay for or reimburse the Company for the actual cost of such permitted application of Net Loss Proceeds as provided above or permitted rebuilding, repair, replacement or construction, or such Event of Loss Offer, pursuant to the terms of the Collateral Documents relating to the respective Casino property. The Company or such Restricted Subsidiary shall grant to the Trustee, on behalf of the Holders, a first priority perfected security interest, subject to liens permitted by the Collateral Documents, on any property or assets (including a pledged of any Voting Stock acquired pursuant to this Section 4.11) acquired or constructed with the Net Loss Proceeds pursuant to the terms set forth in this Section 4.11 and the Collateral Documents to the extent permitted by applicable Gaming Authorities.

Section 4.12. Transactions with Affiliates.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless: (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and (b) the Company delivers to the Trustee:

          (1) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

          (2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing, other than in connection with (A) any transaction or series of transactions involving the approval, amendment, restatement, replacement or modification of a management or consulting agreement between the Company or any Restricted Subsidiary of the Company, on the one hand, and an Unrestricted Subsidiary, on the other hand, so long as such agreement is on terms and conditions comparable to those that each of the Company or such Restricted Subsidiary and such Unrestricted Subsidiary would negotiate on an arm's-length basis with third parties, as determined by the Board of Directors of the Company, and (B) any transaction or series of transactions involving the approval, amendment, restatement, replacement or modification of a management or consulting agreement between the Company or any Restricted Subsidiary of the Company, on the one hand, and any Affiliate, on the other hand, other than a Subsidiary of the Company.

      The foregoing paragraph shall not apply to the following: (a) any employment agreement or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary; (b) transactions between or among the Company and/or its Restricted Subsidiaries; (c) payment of reasonable directors fees and expenses to Persons who are not otherwise Affiliates of the Company; (d) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company; (e) Restricted Payments that are permitted by the Section 4.07 hereof; (f) existing agreements as in effect on the date hereof between the Company and its Affiliates, as such agreements may be amended, restated, replaced or otherwise modified, as long as the amendment, restatement, replacement or modified agreement is neither materially more favorable to the Affiliate nor materially less favorable to the Company, as determined by a majority of the non-interested members of the Board of Directors of the Company; and (g) any other transactions that do not involve, in the aggregate for all such transactions, the payment of more than $250,000 in consideration in any one calendar year.

Section 4.13. Liens.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Section 4.14. Business Activities.

      The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Gaming Related Business, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

Section 4.15. Corporate Existence.

      Subject to Article 5 and Section 11.05 hereof, the Company and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect (a) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (b) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.16. Offer to Repurchase Upon Change of Control.

      If a Change of Control occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to an offer described below (a "Change of Control Offer"). In the Change of Control Offer, the Company shall offer a payment (the "Change of Control Payment") in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase. Within ten days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date (the "Change of Control Payment Date") specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures set forth in Section 3.09 hereof, and described in such notice.

      On the Change of Control Payment Date, the Company will, to the extent lawful: (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and (c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof.

Section 4.17. Additional Subsidiary Guarantees.

      The Company shall, and shall cause each of their Restricted Subsidiaries to, comply with Section 11.02 hereof.

Section 4.18. Designation of Restricted and Unrestricted Subsidiaries.

      The Company's Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided, however, that in no event shall the business currently operated by Hollywood Casino-Aurora or HWCC-Tunica be transferred to or held by an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Restricted Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will either reduce the amount available for Restricted Payments under clause (iii) of Section 4.07 hereof or reduce the amount available for future Investments under one or more clauses of the definition of "Permitted Investments," as the Company shall determine. The designation of any such Restricted Subsidiary as an Unrestricted Subsidiary shall only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an "Unrestricted Subsidiary" set forth in Section 1.01 hereof. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if such redesignation would not cause a Default hereunder.

Section 4.19. Limitation on Issuances and Sales of Equity Interests in
              Subsidiaries.

      All of the Company's Restricted Subsidiaries shall be wholly owned by the Company, by one or more of its Restricted Subsidiaries or by the Company and one or more of its Restricted Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Restricted Subsidiary of the Company to any Person (other than the Company or a Restricted Subsidiary of the Company), unless: (a) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Restricted Subsidiary; and
(b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10 hereof. In addition, the Company shall not permit any Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Restricted Subsidiary of the Company.

Section 4.20. Change in Management Contracts.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any amendment to the Aurora Management Agreement or the Tunica Consulting Agreement or grant any consent with respect to, or waiver of, any of the terms of these agreements, except amendments, consents and waivers to cure ambiguities, defects or inconsistencies, or make changes that do not adversely affect the rights of any Holder of the Notes; provided, however, that the Aurora Management Agreement and the Tunica Consulting Agreement may be terminated in connection with or subsequent to the Pratt Casino Corporation Acquisition.

Section 4.21. Advances to Restricted Subsidiaries.

      Any advance to Restricted Subsidiaries made by the Company or any of its Restricted Subsidiaries shall be evidenced by an Intercompany Note in favor of the Company, other than equity contributions made by the Company to any of its Restricted Subsidiaries. Any such Intercompany Note shall be pledged pursuant to the Collateral Documents as Collateral to secure the Notes. Each Intercompany Note other than the Aurora Intercompany Note shall be payable upon demand and shall bear interest at the same rate as the Notes. The Company shall not permit Hollywood Casino-Aurora to prepay principal under the Aurora Intercompany Note for so long as Hollywood Casino-Aurora is not a Guarantor of the Notes unless otherwise required by Government Authorities.

Section 4.23. Compliance with Securities Laws.

      The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to Sections 4.10, 4.11 or 4.16 hereof. To the extent that the provisions of any securities laws or regulations conflict with Sections 3.09, 4.10, 4.11 and 4.16 hereof, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of such conflict.

Section 4.24. Payments for Consent.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.25. Further Assurances.

      The Company shall (and shall cause each of their Restricted Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may reasonably be required from time to time in order (i) to carry out more effectively the express purposes of the Collateral Documents, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests required to be encumbered thereby and contemplated thereby,
(iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby and contemplated thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Trustee any of the rights granted or now or hereafter intended by the parties thereto to be granted to the Trustee or under any other instrument executed in connection therewith or granted to the Company under the Collateral Documents or under any other instrument executed in connection therewith.

Section 4.26. Gaming Licenses.

      The Company shall use its best efforts to obtain and retain in full force and effect at all times all Gaming Licenses necessary for the operation of the Aurora Casino, the Tunica Casino and the Shreveport Casino.

                                   ARTICLE 5
                                  SUCCESSORS

Section 5.01. Merger, Consolidation, or Sale of Assets.

      Neither the Company nor any Guarantor may, directly or indirectly: (a) consolidate or merge with or into another Person (whether the Company or the Guarantor is the surviving corporation); or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

      (1) either (A) the Company or the Guarantor is the surviving corporation or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company or the Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

      (2) the Person formed by or surviving any such consolidation or merger (if other than the Company or the Guarantor) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company or the Guarantor under the Notes, this Indenture, the Registration Rights Agreement and the Collateral Documents pursuant to agreements reasonably satisfactory to the Trustee;

      (3) immediately after such transaction no Default or Event of Default exists; and

      (4) the Company or the Guarantor, as the case may be, or the Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 hereof.

      This section will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries or any of the Guarantors. Moreover, in any event, no merger or other dissolution of HWCC-Aurora Management, Pratt Management, L.P. or Pratt Casino Corporation in connection with the Company's acquisition of Pratt Casino Corporation and the termination of the Aurora Management Agreement and the Tunica Consulting Agreement shall constitute a breach of the provisions of this Section 5.01.

Section 5.02. Successor Corporation Substituted.

      Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that
(a) the surviving entity or acquiring corporation shall (1) assume all of the Obligations of the acquired Person incurred under this Indenture, the Notes, the Guarantees and the Collateral Documents, as applicable, (2) acquire and own and operate, directly or through Subsidiaries, all or substantially all of the properties and assets then constituting the assets of the Company or any of its Restricted Subsidiaries, as the case may be, (3) have been issued, or have a consolidated Subsidiary which has been issued, Gaming Licenses to operate the acquired casino operations and entities substantially in the manner and scope operated prior to such transaction, which Gaming Licenses are in full force and effect and (4) be in compliance fully with Section 5.01 hereof and (b) the Company shall deliver to the Trustee an Officers' Certificate and Opinion of Counsel, subject to customary assumptions and exclusions, stating that the proposed transaction complies with this Article 5; provided, further, however, that the predecessor Person shall not be relieved from the obligation to pay the principal of, premium and Liquidated Damages, if any, and interest on, the Notes except in the case of a sale of all of one or the Company's assets that meets the requirements of Section 5.01 hereof.

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

     Each of the following is an Event of Default:

     (a) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes;

     (b) default in payment when due of the principal of, or premium, if any, on the Notes;

     (c)(1) default in the payment of principal of, premium, if any, and interest on Notes required to be purchased pursuant to Sections 3.07(b), 4.10,
4.11 and 4.16 hereof, when due and payable; or (2) failure to perform or comply with the provisions described under (A) Section 5.01 hereof or (B) Section 4.07 hereof (but only if the failure under this clause (B) is caused by a Restricted Payment described in clauses (a) through (c) of Section 4.07 hereof;

     (d) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in this Indenture or the Collateral Documents;

     (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its

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Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date hereof, if that default:

          (i) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

          (ii) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $8.0 million or more;

      (f) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $8.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

      (g) failure to perform or breach by the Company or any Guarantor of any material representation or warranty or agreement in the Collateral Documents, the repudiation by any party of any of its obligations under any of the Collateral Documents or the unenforceability of any of the Collateral Documents against any party for any reason, continued for 30 days after written notice from the Trustee or Holders of at least 25% in principal amount of the outstanding Notes pursuant to Section 6.06 hereof;

      (h) except as otherwise permitted by this Indenture, a default by any Guarantor of the obligations of such Guarantor under its Note Guarantee, any Note Guarantee by HWCC-Tunica, HWCC-Shreveport or any other Guarantor that has a Tangible Consolidated Net Worth of $8 million shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any such Guarantor, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Note Guarantee;

      (i) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

           (i)   commences a voluntary case;

           (ii) consents to the entry of an order for relief against it in an involuntary case;

           (iii) consents to the appointment of a custodian of it or for all or substantially all of its property;

           (iv)  makes a general assignment for the benefit of its creditors; or

           (v)   generally is not paying its debts as they become due; or

      (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

           (1) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

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

           (2) appoints a custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

           (3) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; and

      (k) any revocation, suspension or loss of any gaming license which results in the cessation or suspension of business at any Casino owned by the Company or any of its Restricted Subsidiaries for a period of more than 120 consecutive days.

Section 6.02. Acceleration.

      If any Event of Default (other than an Event of Default specified in clause (i) or (j) of Section 6.01 hereof with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clauses (i) or (j) of Section 6.01 hereof occurs with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, premium or Liquidated Damages, if any, that has become due solely because of the acceleration) have been cured or waived.

      Notwithstanding the foregoing, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

      If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Fixed Rate Notes pursuant to Section 3.07(a) hereof, or the Floating Rate Notes pursuant to Section 3.07(b) hereof, then upon acceleration of the Notes, an equivalent premium to the premium that the Company would have had to pay pursuant to Section 3.07(a) hereof, in the case of the Fixed Rate Notes, and Section 3.07(b) hereof, in the case of the Floating Rate Notes, shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding.

Section 6.03. Other Remedies.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

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

      The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.

      Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related Payment Default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

      Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it, including the exercise of any remedy under any of the Collateral Documents. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee reasonably determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06. Limitation on Suits.

      A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

      (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

      (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

      (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

      (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

      (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a written direction inconsistent with the request.

      A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

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

Section 6.07. Rights of Holders of Notes to Receive Payment.

      Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided, however, that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08. Collection Suit by Trustee.

      If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

      The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

      If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

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

         First:   to the Trustee, its agents and attorneys for amounts due under
   Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

         Third:   to the Company or to such party as a court of competent
   jurisdiction shall direct.

      The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

Section 6.12. Management of Casinos.

      Notwithstanding any provision of this Article 6 to the contrary, following an Event of Default which permits the taking of possession of any Casino that is owned by the Company or a Guarantor, the appointment of a receiver of either the Collateral or any part thereof pursuant to any of the Collateral Documents, or after such taking of possession of such appointment, the Trustee or any such receiver shall be authorized, in addition to the rights and powers of the Trustee and such receiver set forth in this Indenture and the Collateral Documents, to retain one or more experienced operators of casinos to manage such Casino on behalf of the Holders of the Notes, provided, however, that any such operator shall have all necessary legal qualifications, including all applicable Gaming Licenses to manage any such Casino.

Section 6.13. Restoration of Rights and Remedies.

      If the Trustee or any Holder has instituted any judicial proceeding to enforce any right or remedy under this Indenture or any Collateral Document and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

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                                   ARTICLE 7
                                    TRUSTEE

Section 7.01. Duties of Trustee.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

      (b) Except during the continuance of an Event of Default:

         (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

         (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee in writing and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

      (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section.

      (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

      (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

      (g) Subject to applicable laws, the Trustee and its directors, officers, employees and Affiliates shall cooperate with all Gaming Authorities by providing such information and documentation

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

concerning the Indenture, the Notes and the Collateral Documents in the Trustee's control as may from time to time be requested by such Gaming Authorities.

Section 7.02. Rights of Trustee.

      Subject to the provisions of Section 7.01:

      (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

      (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

      (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

      (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03. Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04. Trustee's Disclaimer.

      The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Collateral Documents or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture or the Collateral Documents, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05. Notice of Defaults.

      If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium and Liquidated Damages, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06. Reports by Trustee to Holders of the Notes.

      Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

      A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company. The Company shall file a copy of each report with the SEC and each stock exchange on which the Notes are listed in accordance with TIA (S) 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07. Reports by Trustee to Gaming Authorities.

      (a) The Trustee shall transmit by mail to the Casino Control Commission, the Louisiana Gaming Control Board and the Mississippi Gaming Commission (i) an initial list of the Holders promptly after the issuance of the Notes, (ii) current lists of the Holders appearing in the register of the Notes on a twice-per-year basis, no later than March 1 and September 1 of each year, and (iii) upon request by the Casino Control Commission, the Louisiana Gaming Control Board, the Mississippi Gaming Commission or other Gaming Authorities, such additional information with respect to the Holders as the Trustee may obtain through its good faith efforts.

      (b) The Trustee shall notify the Casino Control Commission, the Louisiana Gaming Control Board, and the Mississippi Gaming Commission of (i) the amount of the proceeds from the sale of the Notes, (ii) the interest rate applicable to the Notes, and (iii) promptly after any change thereto, notice of any change(s) to the foregoing.

      (c) The Trustee shall notify the Casino Control Commission, the Louisiana Gaming Control Board, and the Mississippi Gaming Commission, simultaneously with any notice given to the Holders, of any Default or acceleration under the Notes, this Indenture, the Collateral Documents, or any other documents, instrument, agreement, covenant, or condition related to the issuance of the Notes, whether declared or effectuated by the Trustee or the Holders. The Trustee shall notify the Casino Control Commission, the Louisiana Gaming Control Board, and the Mississippi Gaming Commission on a continuing basis and in writing, of any actions taken by the Trustee or the Holders with regard to such default, acceleration or similar matters related thereto.

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

      (d) The Trustee shall notify the Casino Control Commission, the Louisiana Gaming Control Board and the Mississippi Gaming Commission of the removal or resignation of the Trustee promptly after such removal or resignation.

      (e) The Trustee shall notify the Casino Control Commission, the Louisiana Gaming Control Board and the Mississippi Gaming Commission of any transfer or assignment of any rights under this Indenture, the Collateral Documents, or any other documents, instrument, agreement, covenant or condition related to the issuance of the Notes by the Company promptly after such transfer or agreement.

      (f) The Trustee shall provide to the Casino Control Commission, the Louisiana Gaming Control Board and the Mississippi Gaming Commission promptly after its execution of the same, copies of any and all amendments or modifications to this Indenture, the Notes, the Collateral Documents, or any other documents, instrument, agreement, covenant or condition related to the issuance of the Notes.

      (g) The Company agrees to provide such information as the Trustee shall request, including the mailing address of the Gaming Authorities named in this
Section 7.07, in order to permit the Trustee to mail the reports described herein. The Company shall promptly provide written notice to the Trustee of the occurrence of any the events described in this Section 7.07. Any failure by the Trustee to fulfill the reporting obligations in this Section 7.07 shall not be deemed to be negligence on the part of the Trustee, and the Trustee shall have no liability to the Company, the Guarantors or the Holders for any failure to comply with the reporting obligations in this Section 7.07.

Section 7.08. Compensation and Indemnity.

      The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel, except for such disbursements, advances and expenses as are attributable to the Trustee's negligence, willful misconduct or bad faith.

      The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.08) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, willful misconduct or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

      The obligations of the Company under this Section 7.08 shall survive the satisfaction and discharge of this Indenture.

      To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to

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

pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

      The Trustee shall comply with the provisions of TIA (S) 313(b)(2) to the extent applicable.

Section 7.09. Replacement of Trustee.

      A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

      The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company and applicable Gaming Authorities. Subject to applicable gaming laws, the Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

      (a) the Trustee fails to comply with Section 7.11 hereof;

      (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

      (c) a custodian or public officer takes charge of the Trustee or its property; or

      (d) the Trustee becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

      If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.11, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall take all steps necessary, as identified by the Company, to be approved by applicable Gaming Authorities, if required, and deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien

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provided for in Section 7.08 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.09, the Company's obligations under Section 7.08 hereof shall continue for the benefit of the retiring Trustee.

Section 7.10. Successor Trustee by Merger, etc.

      If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided, however, such corporation shall be otherwise eligible and qualified under this Article and in accordance with any applicable rules or regulations of Gaming Authorities.

Section 7.11. Eligibility; Disqualification.

      There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

      This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee is subject to TIA (S) 310(b).

Section 7.12. Preferential Collection of Claims Against Company.

      The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

Section 7.13. Authorization of Trustee to Take Other Actions.

      The Trustee is hereby authorized to enter into and take any actions or deliver such consents required by or requested under each of the Collateral Documents and such other documents as directed in writing by the Holders of a majority of outstanding aggregate principal amount of the Notes. If at any time any action by or the consent of the Trustee is required under any of the Collateral Documents or any other document entered into by the Trustee at the direction of a majority of the Holders of outstanding aggregate principal amount of the Notes, such action or consent shall be taken or given by the Trustee upon the consent to such action by the Holders of a majority of outstanding aggregate principal amount of the Notes.

                                   ARTICLE 8
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

      The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate delivered to the Trustee, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this
Article 8.

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Section 8.02. Legal Defeasance and Discharge.

      Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium and Liquidated Damages, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this
Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03. Covenant Defeasance.

      Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.18. 4.19, 4.20, 4.21, 4.22, 4.23, 4.24 and
4.26 hereof and clause (iv) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section
8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(f) and Section 6.01(k) hereof shall not constitute Events of Default.

Section 8.04. Conditions to Legal or Covenant Defeasance.

      The following shall be the conditions to the application of either Section
8.02 or 8.03 hereof to the outstanding Notes:

      In order to exercise either Legal Defeasance or Covenant Defeasance:

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      (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

      (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

      (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

      (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence) or insofar as Sections 6.01(i) or 6.01(j) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

      (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

      (f) the Company shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

      (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

      (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

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Section 8.05. Deposited Money and Government Securities to be Held in Trust;
              Other Miscellaneous Provisions.

      Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

      The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

      Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. Repayment to Company.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium and Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07. Reinstatement.

      If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the

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Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9
                       AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Notes.

      Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Note Guarantees or the Collateral Documents without the consent of any Holder of a Note:

      (a) to cure any ambiguity, defect or inconsistency;

      (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

      (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets;

      (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any such Holder;

      (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

      (f) to enter into additional or supplemental Collateral Documents contemplated by Section 4.10, 4.11 and 10.01 hereof.

      Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.  With Consent of Holders of Notes.

      Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including Sections 3.09, 4.10, 4.11 and 4.16 hereof), the Notes, the Note Guarantees and the Collateral Documents with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or compliance with any provision of this Indenture, the Notes, the Note Guarantees or the Collateral Documents may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

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      Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

      It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

      (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

      (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.09, 4.10, 4.11 and 4.16 hereof;

      (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

      (d) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

      (e) make any Note payable in money other than that stated in the Notes;

      (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, of or interest or premium or Liquidated Damages, if any, on the Notes;

      (g) waive a redemption payment with respect to any Note except as provided above with respect to Sections 3.09, 4.10, 4.11 and 4.16 hereof;

      (h) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

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

      (i) release all or substantially all of the Collateral from the Lien of this Indenture or the Collateral Documents (except in accordance with the provisions thereof); or

      (j) make any change in the preceding amendment and waiver provisions.

      Any amendment to, or waiver of the provisions of any of the Collateral Documents relating to Section 4.13 or Article 10 hereof shall require the consent of the Holders of at least 85% in aggregate principal amount of Notes then outstanding.

Section 9.03. Compliance with Trust Indenture Act.

      Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05. Notation on or Exchange of Notes.

      The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

      Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, etc.

      The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until its Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by
Section 13.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

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                                  ARTICLE 10
                            COLLATERAL AND SECURITY

Section 10.01. Security.

      The due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and Liquidated Damages, if any, and interest on the Notes and performance of all other obligations of the Company and the Guarantors to the Holders of Notes or the Trustee under this Indenture, the Notes and the Note Guarantees, according to the terms hereunder or thereunder, shall be secured by the Collateral, as provided in the Collateral Documents which the Company and the Guarantors have entered into simultaneously with the execution of this Indenture for the benefit of the Holders of Notes. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company and the Guarantors shall deliver to the Trustee copies of all documents executed pursuant to this Indenture and the Collateral Documents and the Intercreditor Agreement and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, by the Collateral Documents, or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and the Note Guarantees secured hereby, according to the intent and purposes herein and therein expressed. The Company shall take, or shall cause its Restricted Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the obligations of the Company hereunder, a valid and enforceable perfected Lien on the Collateral, subject to Liens permitted by the Collateral Documents.

Section 10.02. Recording and Opinions.

      The Company and the Guarantors will cause the applicable Collateral Documents and any financing statements, and all amendments or supplements to each of the foregoing and any other similar security documents as necessary, to be registered, recorded and filed and/or re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law or reasonably requested by the Trustee in order fully to preserve and protect the Lien securing the obligations under the Notes and the Note Guarantees pursuant to the Collateral Documents.

      The Company, the Guarantors and any other obligor shall furnish to the
Trustee:

      (a) promptly after the execution and delivery of this Indenture, and promptly after the execution and delivery of any other instrument of further assurance or amendment, an Opinion of Counsel in the United States either (i) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, this Indenture, the Aurora Mortgage, the Aurora Fleet Mortgage, the Tunica First Lien Deed of Trust, the Tunica Second Lien Deed of Trust, the Tunica First Lien Ship Mortgage and the Tunica Second Lien Ship Mortgage and other applicable Collateral Documents and all other instruments of further assurance or amendment have been properly recorded, registered and filed to the extent necessary to make effective the Liens intended to be created by the Collateral Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given or (ii) stating that, subject to customary assumptions and exclusions, in the opinion of such

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counsel, no such action is necessary to make any other Lien created under any of the Collateral Documents effective as intended by such Collateral Documents; and

      (b) within 30 days after January 1, in each year beginning with the year 2000, an Opinion of Counsel, dated as of such date, either (i) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of this Indenture and all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of this Indenture and the Collateral Documents until the next Opinion of Counsel is required to be rendered pursuant to this paragraph and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given or (ii) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, no such action is necessary to maintain such Lien, until the next Opinion of Counsel is required to be rendered pursuant to this paragraph.

      (c) The Company shall furnish to the Trustee the certificates or opinions, as the case may be, required by TIA Section 314(d). Such certificates or opinions will be subject to the terms of TIA Section 314(e).

Section 10.03. Release of Collateral.

      (a) Subject to subsections (b), (c) and (d) of this Section 10.03, Collateral may be released from the Lien and security interest created by this Indenture and the Collateral Documents at any time or from time to time upon the request of the Company pursuant to an Officers' Certificate certifying that all terms for release and conditions precedent hereunder and under any applicable Collateral Document have been met and specifying (i) the identity of the Collateral to be released and (ii) the provision of this Indenture which authorizes such release. The Trustee shall release (at the sole cost and expense of the Company) (i) all Collateral that is contributed, sold, leased, conveyed, transferred or otherwise disposed of (including, without limitation, any Collateral that is contributed, sold, leased, conveyed, transferred or otherwise disposed of to an Unrestricted Subsidiary, but excluding any such contribution, sale, lease, conveyance, transfer or other distribution to the Company or a Restricted Subsidiary); provided, such contribution, sale, lease, conveyance, transfer or other distribution is or will be made in accordance with the provisions of this Indenture, including, without limitation, the requirement that the net proceeds from such contribution, sale, lease, conveyance, transfer or other distribution are or will be applied in accordance with this Indenture and that no Default or Event of Default has occurred and is continuing or would occur immediately following such release; (ii) Collateral that is condemned, seized or taken by the power of eminent domain or otherwise confiscated pursuant to an Event of Loss; provided that the Net Loss Proceeds, if any, from such Event of Loss are or will be applied in accordance with Section 4.11 hereof and that no Default or Event of Default has occurred and is continuing or would occur immediately following such release; (iii) Collateral which may be released with the consent of Holders pursuant to Article 9 hereof; (iv) all Collateral (except as provided in Article 8 hereof and, in particular, the funds in the trust fund described in Section 8.04 hereof) upon discharge or defeasance of this Indenture in accordance with Article 8 hereof; (v) all Collateral upon the payment in full of all obligations of the Company with respect to the Notes;
(vi) Collateral of a Guarantor whose Mortgage Note Guaranty is released pursuant to Section 11.06 hereof; and (vii) Collateral that is expressly required to be released by any Collateral Document. Upon receipt of such Officers' Certificate the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents. The Trustee is hereby authorized and shall, from time to time upon request of the Company, execute and deliver UCC-3 partial release or termination statements and such other documents evidencing release of Collateral available for release pursuant to clauses (i) through (x) above.

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

      (b) Except pursuant to Section 10.03(a), no Collateral shall be released from the Lien and security interest created by the Collateral Documents pursuant to the provisions of the Collateral Documents unless there shall have been delivered to the Trustee the certificate required by this Section 10.03.

      (c) The Trustee may release Collateral from the Lien and security interest created by this Indenture and the Collateral Documents upon the sale or disposition of Collateral pursuant to the Trustee's powers, rights and duties with respect to remedies provided under any of the Collateral Documents.

      (d) The release of any Collateral from the terms of this Indenture and the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof. To the extent applicable, the Company shall cause TIA (S) 313(b), relating to reports, and TIA (S) 314(d), relating to the release of property or securities from the Lien and security interest of the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Collateral Documents to be complied with. Any certificate or opinion required by TIA (S) 314(d) may be made by an Officer of the Company except in cases where TIA (S) 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

Section 10.04. Protection of the Trust Estate.

      Subject to the terms of the Collateral Documents, upon prior written notice to the Company and the Guarantors, the Trustee shall have the power (i) to institute and maintain such suits and proceedings as it may deem expedient, to prevent any impairment of the Collateral under any of the Collateral Documents and in the profits, rents, revenues and other income arising therefrom, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair any Collateral or be prejudicial to the interests of the Holders of Notes or the Trustee, to the extent permitted thereunder; and (ii) to enforce the obligations of the Company, the Guarantors or any Restricted Subsidiary under this Indenture or the Collateral Documents. Upon receipt of notice that a Restricted Subsidiary or a Guarantor is not in compliance with any of the requirements of Aurora Mortgage, the Aurora Fleet Mortgage, the Tunica First Lien Deed of Trust, the Tunica Second Lien Deed of Trust, the Tunica First Lien Ship Mortgage or the Tunica Second Lien Ship Mortgage, the Trustee may, but shall have no obligation to purchase, at the Company' expense, such insurance coverage necessary to comply with the appropriate section of the mortgage.

Section 10.05. Certificates of the Company.

      The Company shall furnish to the Trustee, prior to each proposed release of Collateral pursuant to the Collateral Documents (i) all documents required by TIA (S)314(d) and (ii) an Opinion of Counsel in the United States, which may be rendered by internal counsel to the Company, to the effect that, subject to customary assumptions and exclusions, such accompanying documents constitute all documents required by TIA (S)314(d). The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

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Section 10.06. Certificates of the Trustee.

      In the event that the Company wishes to release Collateral in accordance with the Collateral Documents and has delivered the certificates and documents required by the Collateral Documents and Sections 10.03 and 10.04 hereof, the Trustee shall determine whether it has received all documentation required by TIA (S)314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 10.05(ii), shall deliver a certificate to the Company setting forth such determination.

Section 10.07. Authorization of Actions to Be Taken by the Trustee Under the
               Collateral Documents.

      Subject to the provisions of Section 7.01, 7.02 and 7.12 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, on behalf of the Holders of Notes, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Collateral Documents and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder, including but not limited to the appointment and approval of collateral agents and the appointment and approval of an insurance trustee. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

Section 10.08. Trustee's Duties.

      The powers and duties conferred upon the Trustee by this Article 11 are solely to protect the Collateral and shall not impose any duty upon the Trustee to exercise any such powers and duties, except as expressly provided in this Indenture. The Trustee shall be under no duty to the Company or any Guarantor whatsoever to make or give any presentment, demand for performance, notice or nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Collateral, or to take any steps necessary to preserve this Indenture. The Trustee shall not be liable to the Company or any Guarantor for failure to collect or realize upon any or all of the Collateral, or for any delay in doing so, nor shall the Trustee be under any duty to the Company or any Guarantor to take any action whatsoever with regard thereto. The Trustee shall have no duty to the Company, the Guarantor or any Holder to comply with any recording, filing or other legal requirements necessary to establish or maintain the validity, priority or enforceability of the Liens in, or the Trustee's rights in or to, any of the Collateral.

Section 10.09. Authorization of Receipt of Funds by the Trustee Under the
               Collateral Documents.

      Upon an Event of Default and so long as such Event of Default continues, the Trustee may exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein, in the Collateral Documents or otherwise available to it, all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law, and the Trustee may also upon obtaining possession of the Collateral as set forth herein, without notice to the Company, except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Company acknowledge and agree that any such private sale may result in prices and other terms less favorable to the seller than if such a sale were a public sale. The Company agree that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

      Any cash that is Collateral held by the Trustee and all cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied (unless otherwise provided for in the Collateral Documents and after payment of any and all amounts payable to the Trustee pursuant to this Indenture), as the Trustee shall determine or as the Holders of the Notes shall direct pursuant to Section
6.05 hereof, (i) against the obligations for the ratable benefit of the Holders of the Notes, (ii) to maintain, repair or otherwise protect the Collateral or
(iii) to take such other action to protect the other rights of the Holders of the Notes or to take any other appropriate action or remedy for the benefit of the Holders of the Notes. Any surplus of such cash or cash proceeds held by the Trustee and remaining after payment in full of all the obligations shall be paid over to the Company or to whomsoever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct.

Section 10.10. Termination of Security Interest.

      Upon the payment in full of all Obligations of the Company under this Indenture and the Notes, the Trustee shall (at the request of the Company accompanied by (i) an Officers' Certificate of the Company to the Trustee stating that such Obligations have been paid in full, and (ii) instructions from the Company to the Trustee to release the Liens pursuant to this Indenture and the Collateral Documents) release the Liens securing the Collateral.

Section 10.11. Cooperation of Trustee.

      In the event the Company or any Mortgage Note Guarantor pledge or grant a security interest in additional Collateral, the Trustee shall cooperate with the Company or such Mortgage Note Guarantor in reasonably and promptly agreeing to the form of, and executing as required, any instruments or documents necessary to make effective the security interest in the Collateral to be so substituted or pledged. To the extent practicable, the terms of any security agreement or other instrument or document necessitated by any such substitution or pledge shall be comparable to the provisions of the existing Collateral Documents. Subject to, and in accordance with the requirements of this Article 10 and the terms of the Collateral Documents, in the event that the Company or any Mortgage Note Guarantor engages in any transaction pursuant to Section 10.03, the Trustee shall cooperate with the Company or such Mortgage Note Guarantor in order to facilitate such transaction in accordance with any reasonable time schedule proposed by the Company, including by delivering and releasing the Collateral in a prompt and reasonable manner.

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

Section 10.12. Collateral Agent.

      The Trustee may, from time to time, appoint one or more Collateral Agents hereunder. Each of such Collateral Agents may be delegated any one or more of the duties or rights of the Trustee hereunder or under the Collateral Documents or Intercreditor Agreement or which are specified in any Collateral Documents or Intercreditor Agreement, including without limitation, the right to hold any Collateral in the name of, registered to, or in the physical possession of, such Collateral Agent, for the rateable benefit of the Holders of the Notes. Each such Collateral Agent shall have such rights and duties as may be specified in an agreement between the Trustee and such Collateral Agent. The Trustee and any Collateral Agent shall be authorized hereunder to give any acknowledgment reasonably requested by any party under the Intercreditor Agreement to confirm the rights and obligations of the parties under the Intercreditor Agreement.

                                  ARTICLE 11
                                NOTE GUARANTEES

Section 11.01. Guarantee.

      Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes, the Collateral Documents or the obligations of the Company hereunder or thereunder, that: (a) the principal of premium and Liquidated Damages, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration pursuant to
Section 6.02 hereof or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

      Each Guarantor hereby agrees that its obligations with regard to this Note Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to:
(a) any right to require any of the Trustee, the Holders or the Company (each a "Benefitted Party"), as a condition of payment or performance by such Guarantor, to (1) proceed against the Company, any other guarantor (including any other Guarantor) of the Obligations under the Note Guarantees or any other Person, (2) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefitted Party in favor of the Company or any other Person, or

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

(4) pursue any other remedy in the power of any Benefitted Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the Note Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the Obligations under the Note Guarantees; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Benefitted Party's errors or omissions in the administration of the Obligations under the Note Guarantees, except behavior which amounts to bad faith; (e)(1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Note Guarantees and any legal or equitable discharge of such Guarantor's obligations hereunder, (2) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims and (4) promptness, diligence and any requirement that any Benefitted Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Note Guarantees, notices of default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under the Note Guarantees or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (g) to the extent permitted under applicable law, the benefits of any "One Action" rule and (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Note Guarantees. Each Guarantor hereby covenants that its Note Guarantee will not be discharged except by complete performance of the obligations contained in its Note Guarantee and this Indenture.

      If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

      Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 11.02. Additional Note Guarantees.

      If any Restricted Subsidiary attains, or if the Company or any of its Restricted Subsidiaries acquires or creates a Restricted Subsidiary that has, after the date hereof, a Tangible Consolidated Net Worth of at least $2.5 million, then the Company shall cause any such Restricted Subsidiary to, within 20 Business Days of the date on which any such Restricted Subsidiary attained a Tangible Consolidated Net Worth of at least $2.5 million or was acquired or created, (a) execute and deliver to the Trustee a supplemental indenture and supplemental Collateral Documents in form reasonably satisfactory to the

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

Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee, on a senior secured basis, all of the Company's obligations under the Notes, this Indenture and the Collateral Documents on the terms set forth in this Indenture and (b) deliver to the Trustee an Opinion of Counsel that, subject to customary assumptions and exclusions, such supplemental indenture and supplemental Collateral Documents have been duly executed and delivered by such Restricted Subsidiary. Any Restricted Subsidiary that becomes a Guarantor shall remain a Guarantor unless designated an Unrestricted Subsidiary by the Company in accordance with this Indenture or is otherwise released from its obligations as a Guarantor pursuant to Section 11.06 hereof. Any Note Guarantee executed and delivered in accordance with this Section 11.02 shall be secured by a Lien or charge on all Collateral of such Guarantor. Any such Note Guarantee shall be released if the Company or its Restricted Subsidiaries cease to own any Equity Interests in such Restricted Subsidiary or if such Restricted Subsidiary becomes an Unrestricted Subsidiary in accordance with the terms of this Indenture or is otherwise released from its obligations as a Guarantor pursuant to Section 11.06 hereof.

Section 11.03. Limitation on Guarantor Liability.

      Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under this Article 11 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.04. Execution and Delivery of Note Guarantee.

      To evidence its Note Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form included in Exhibit D shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

      Each Guarantor hereby agrees that its Note Guarantee set forth in Section
11.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

      If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

      The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

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

Section 11.05. Guarantors May Consolidate, etc., on Certain Terms.

      Except as otherwise provided in Section 11.06 hereof, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless:

      (a) subject to Section 11.06 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture and supplemental Collateral Documents in form and substance reasonably satisfactory to the Trustee, under the Notes, this Indenture, the Collateral Documents and the Note Guarantee on the terms set forth herein or therein; and

      (b) the Guarantor complies with the requirements of Article 5 hereof.

      In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

      Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 11.06. Releases Following Sale of Assets.

      In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

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

      Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture and the Collateral Documents as provided in this Article 11.

                                  ARTICLE 12
                          SATISFACTION AND DISCHARGE

Section 12.01 Satisfaction and Discharge.

      This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

      (a)  either:

            (i) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

            (ii) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

      (b) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

      (c) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

      (d) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money and/or Government Securities toward the payment of the Notes at maturity or the redemption date, as the case may be.

The Company shall deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Section 12.02. Deposited Money and Government Securities to be Held in Trust;
               Other Miscellaneous Provisions.

      Subject to Section 12.03 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of

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

this Section 12.02, the "Trustee") pursuant to Section 12.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

Section 12.03. Repayment to Company.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium and Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                                  ARTICLE 13
                                 MISCELLANEOUS

Section 13.01. Trust Indenture Act Controls.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S)318(c), the imposed duties shall control.

Section 13.02. Notices.

      Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

      If to the Company and/or any Guarantor:

          c/o Hollywood Casino Corporation
          Two Galleria Tower, Suite 2200
          13455 Noel Road, LB 48
          Dallas, Texas 75240
          Telecopier No.:  (972) 386-7411

      With a copy to:

          Weil, Gotshal & Manges LLP
          100 Crescent Court, Suite 1300

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

          Dallas, Texas 75201
          Telecopier No.:  (214) 746-7777

      If to the Trustee (By mail):

          State Street Bank and Trust Company
          P.O. Box 778
          Boston, Massachusetts 02110
          Attention:  Corporate Trust Administration
          Re:  Hollywood Casino

          (By hand or Overnight Delivery)
          State Street Bank and Trust Company
          Two International Place
          Fourth Floor
          Boston, Massachusetts, 02110
          Attention:  Corporate Trust Administration
          Re:  Hollywood Casino
          Telecopier No:  (617) 664-5151

      The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

      All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

      Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If the Company or any Guarantor mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.03. Communication by Holders of Notes with Other Holders of Notes.

      Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

Section 13.04. Certificate and Opinion as to Conditions Precedent.

      Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company and the Guarantors, as applicable, shall furnish to the Trustee:

      (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

      (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05. Statements Required in Certificate or Opinion.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall comply with the provisions of TIA (S) 314(e) and shall include:

      (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

      (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

      (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

      (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on certificates from relevant corporate officers or public officials.

Section 13.06. Rules by Trustee and Agents.

      The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07. No Personal Liability of Directors, Officers, Employees and
               Stockholders.

      No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.08. Governing Law.

      THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09. No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10. Successors.

      All agreements of the Company in this Indenture, each of the Collateral Documents to which it is a party and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture, each of the Collateral Documents to which it is a party and its Note Guarantee shall bind its successors, except as otherwise provided in Section 11.05.

Section 13.11. Severability.

      In case any provision in this Indenture, the Notes or in the Note Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.12. Counterpart Originals.

      The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.13. Acts of Holders.

      (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company and the Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Company and the Guarantors, if made in the manner provided in this Section 13.13.

      (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

      (c) Notwithstanding anything to the contrary contained in this section, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.03.

      (d) If the Company shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of the Company's Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA (S) 316(c), such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.05 and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided, however, that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

      (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

      (f) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 13.14.  Benefit of Indenture.

      Nothing, in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 13.15.  Casino Control Act.

      Notwithstanding the provisions of Section 13.08, Section 13.16 and Section 13.17, each of the provisions of this Indenture is subject to and shall be enforced in compliance with the provisions of the Casino Control Act, to the extent applicable, and the regulations promulgated thereunder, unless such provisions are in conflict with the TIA, in which case the TIA shall control. The Notes are to be held subject to the condition that if a Holder is found to be disqualified by the Casino Control Commission pursuant to the provisions of the Casino Control Act, such Holder shall dispose of the Notes in accordance with the provisions of
Section 3.08(a) and the Company shall have the right to repurchase the Notes at the lowest of (a) the principal amount thereof, (b) the amount which such Holder or beneficial owner paid for the Notes, together with accrued interest up to the date of the determination of disqualification, or (c) the fair market value of such Notes.

Section 13.16.  Mississippi Gaming Control Act.

      Notwithstanding the provisions of Section 13.08, Section 13.15 and Section 13.17, each of the provisions of this Indenture is subject to and shall be enforced in compliance with the provisions of the Mississippi Gaming Control Act, to the extent applicable, and the regulations promulgated thereunder, unless such provisions are in conflict with the TIA, in which case the TIA shall control. Each Holder by accepting a Note agrees that all Holders, whether initial Holders or subsequent transferees, shall be subject to the qualifications or suitability provisions of the Mississippi Gaming Control Act.

Section 13.17.  Louisiana Riverboat Economic Development and Gaming Control Act.

      Notwithstanding the provisions of Section 13.08, Section 13.15 and Section 13.16, each of the provisions of this Indenture is subject to and shall be enforced in compliance with the provisions of the Louisiana Riverboat Economic Development and Gaming Control Act, to the extent applicable, and the regulations promulgated thereunder, unless such provisions are in conflict with the TIA, in which case the TIA shall control. Each Holder by accepting a Note agrees that all Holders, whether initial Holders or subsequent transferees, shall be subject to the qualifications or suitability provisions of the Louisiana Riverboat Economic Development and Gaming Control Act.

Section 13.18.  Table of Contents, Headings, etc.

      The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                         (Signatures on following page)

                                  SIGNATURES

Dated as of May 19, 1999                HOLLYWOOD CASINO CORPORATION


                                        By: /s/ Paul C. Yates
                                           ------------------------------------
                                           Paul C. Yates
                                           Executive Vice President and
                                           Chief Financial Officer

Attest:

By:_________________________________

Dated as of May 19, 1999                HWCC-SHREVEPORT, INC.


                                        By: /s/ William D. Pratt
                                           ------------------------------------
                                           William D. Pratt
                                           Vice President and Secretary


Attest:

By:_________________________________

Dated as of May 19, 1999               HWCC-TUNICA, INC.


                                       By: /s/ William D. Pratt
                                          ------------------------------------
                                          William D. Pratt
                                          Executive Vice President, General
                                          Counsel and Secretary


Attest:

By:_________________________________

Dated as of May 19, 1999               STATE STREET BANK AND TRUST COMPANY


                                       By: /s/ Robert J. Dunn
                                          ------------------------------------
                                          Robert J. Dunn
                                          Vice President


Attest:

By:_________________________________

                                                                      EXHIBIT A1
                                [Face of Note]
________________________________________________________________________________

                                                         CUSIP/CINS ____________

          11 1/4% [Series A] [Series B] Senior Secured Notes due 2007

No. ___                                                         $_____________

                          HOLLYWOOD CASINO CORPORATION

promises to pay to______________________________________________________________

or registered assigns,

the principal sum of____________________________________________________________

Dollars on May 1, 2007.

Interest Payment Dates:  May 1 and November 1

Record Dates:  April 15 and October 15

Dated: _______________, ____


                                 HOLLYWOOD CASINO CORPORATION

                                 By:________________________________
                                    Name:
                                    Title:


                                 By:________________________________
                                    Name:
                                    Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

STATE STREET BANK AND TRUST COMPANY,
 as Trustee

By: __________________________________
       Authorized Signatory

________________________________________________________________________________

                                     A1-1

                                [Back of Note]
          11 1/4% [Series A] [Series B] Senior Secured Notes due 2007

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES (A) TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE ONLY (1) TO THE COMPANY, (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
(4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, OR (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO APPLICABLE JURISDICTION, AND (B) THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. INTEREST. Hollywood Casino Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 11 1/4% per annum from May 19, 1999 until maturity and shall pay any Liquidated Damages payable pursuant to

                                     A1-2

Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the 11 1/4% Series A Senior Secured Notes (the "Notes") will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be November 1, 1999. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 next preceding each Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal, premium, Liquidated Damages, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. PAYING AGENT AND REGISTRAR. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

          4. INDENTURE AND SECURITY DOCUMENTS. The Company issued the Notes under an Indenture dated as of May 19, 1999 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company limited to $310.0 million in

                                     A1-3
aggregate principal amount. The Notes are secured by the collateral named in the Security Documents.

          5. OPTIONAL REDEMPTION. At any time prior to May 1, 2002, the Company may on any one or more occasions redeem up to 35% of the original aggregate principal amount of Notes issued under the Indenture at a redemption price of 111.250% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings; provided, however that:
(i) at least 65% of the original aggregate principal amount of the notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and (ii) the redemption must occur within 60 days of the date of the closing of such Qualified Equity Offering. Except as provided herein, the Notes will not be redeemable at the Company's option prior to May 1, 2003. After May 1, 2003, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of principal amount) plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

              Year                              Percentage
              ----                              ----------
              2003.......................       107.000%
              2004.......................       104.666%
              2005.......................       102.333%
              2006 and thereafter........       100.000%

     6.   MANDATORY REDEMPTION.

          (a) Except as described in paragraphs 6(b), 6(c) and 7 below, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

          (b) If any Gaming Authority requires that a Person who is a Holder or the Beneficial Owner of the Notes be licensed, qualified or found suitable under applicable gaming laws, the Holder or Beneficial Owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period. If the Holder or Beneficial Owner fails to apply for such license, qualification or finding of suitability within the required time period, such Holder or Beneficial Owner, as the case may be, shall be required to dispose of its Notes within the specified time and the Company shall have the right to redeem the Notes of such Holder or Beneficial Owner, subject to approval of any applicable Gaming Authority, at the lesser of (i) the principal amount thereof, (ii) the amount that such Holder or Beneficial Owner paid for the Notes or (iii) the fair market value of the Notes. Any Holder of Notes required to apply for a finding of suitability must pay all investigative fees and costs of the applicable Gaming Authorities in connection with such investigation. Immediately upon the imposition of a requirement to dispose of Notes by a Gaming Authority, such Holder or Beneficial Owner shall, to the extent required by applicable law, have no further right (i) to exercise, directly or indirectly, through any trustee or nominee or any other Person or entity, any right conferred by the Notes or (ii) to receive any interest, dividends, economic interests or any other distributions or payments with respect to the Notes or any remuneration in any form with respect to the Notes

                                     A1-4
from the Company or the Trustee. The Company is not required to pay or reimburse any Holder of the Notes or Beneficial Owner who is required to apply for such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expense will be the obligation of such Holder or Beneficial Owner. The Company shall notify the Trustee in writing of any such redemption as soon as practicable; provided, however, that until such time as the Trustee receives notice from the Company of such redemption in accordance with Section 13.02 of the Indenture, the Trustee shall be entitled to treat the Holder or Beneficial Owner as having all of its rights under the Indenture. The Company shall not be responsible for any costs or expenses any such Holder may incur in connection with its application or a license, qualification or a finding or suitability. The Trustee shall report the names of the record Holders of the Notes to any Gaming Authority when required by law.

          (c) If, prior to January 31, 2000, the Company determines in its sole discretion (as evidenced by a resolution of the Company's Board of Directors certified by an Officer of the Company and delivered to the Trustee) that it is unable to consummate the Pratt Casino Corporation Acquisition by January 31, 2000, the Company shall redeem $40,330,000 aggregate principal amount of Notes (the ``Special Mandatory Redemption'') at a redemption price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption; provided, however, that such redemption will occur on January 31, 2000 if the Pratt Casino Corporation Acquisition has not been consummated and the Company has not by January 31, 2000 delivered to the Trustee an Officers' Certificate certifying as to the conditions required for the release of the Escrowed Funds, in accordance with the terms and conditions set forth in the Escrow Agreement. The redemption date for the Special Mandatory Redemption shall be the earlier of
(a) five days after the date that the certified resolutions are delivered to the Trustee pursuant to the preceding sentence, or (b) January 31, 2000. Any such redemption shall be made on a pro rata basis between the Floating Rate Notes and the Fixed Rate Notes. Notice of any Special Mandatory Redemption will be mailed to each Holder not less than five days prior to the redemption date.

      7.  Repurchase at Option of Holder.

          (a) If a Change of Control occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to an offer described below (a "Change of Control Offer"). In the Change of Control Offer, the Company shall offer a payment (the "Change of Control Payment") in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase. Within ten days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date (the "Change of Control Payment Date") specified in such notice, which date shall be no earlier than 30 days or such shorter period as is satisfactory to the Trustee but no later than 60 days from the date such notice is mailed, pursuant to the procedures set forth in Section 3.09 of the Indenture, and described in such notice.

          (b) If the Company or a Subsidiary consummates any Asset Sales, within ten days following the date that the aggregate amount of Excess Proceeds exceeds $10.0 million, the

                                     A1-5

Company shall make an offer (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to all Holders of Notes to purchase with all of the Excess Proceeds an amount equal to the maximum principal amount of Notes that may be purchased out of such Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture or the Collateral Documents. If the aggregate principal amount of Notes tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in accordance with the procedures set forth in Section 3.02 to the Indenture. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

          (c) If the Company or its Restricted Subsidiaries experience an Event of Loss, within ten days following the date that the aggregate amount of Excess Loss Proceeds exceeds $10.0 million, the Company shall make an offer (an ``Event of Loss Offer'') pursuant to Section 3.09 of the Indenture to all Holders of Notes to purchase with all of the Excess Loss Proceeds from any Event of Loss an amount equal to the maximum principal amount of Notes that may be purchased out of such Excess Loss Proceeds. The offer price in any Event of Loss Offer will be equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase and will be payable in cash. To the extent that the aggregate amount of Notes tendered pursuant to any Event of Loss Offer is less than the Excess Loss Proceeds, the Company may, subject to the other provisions of the Indenture and the Collateral Documents, use any remaining Excess Loss Proceeds for any purpose not prohibited by the Indenture or the Collateral Documents.

          8. Notice of Redemption. Notice of redemption will be mailed at least 30 days or such shorter period as is satisfactory to the Trustee but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

          9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                                     A1-6

          10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

          11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Note Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, including the Floating Rate Notes, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, including the Floating Rate Notes, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Note Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or Guarantor's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to enter into additional or supplemental Collateral Documents.

          Any amendment to, or waiver of the provisions of any of the Collateral Documents relating to Section 4.13 or Article 10 of the Indenture shall require the consent of the Holders of at least 85% in aggregate principal amount of Notes, including the Floating Rate Notes, then outstanding voting as a single class.

          12. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes, (iii)(A) default in the payment of principal of, premium, if any, and interest on Notes required to be purchased pursuant to Sections 3.07(b), 4.10, 4.11 and 4.16 of the Indenture, when due and payable; or
(B) failure to perform or comply with the provisions described under (1) Section
5.01 of the Indenture or (2) Section 4.07 of the Indenture (but only if the failure under this clause (2) is caused by a Restricted Payment described in clauses (a) through (c) of the first paragraph of Section 4.07 of the Indenture;
(iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the Indenture or the Collateral Documents; (v) default under certain other agreements relating to Indebtedness of the Company which default (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $8.0 million or more; (vi) failure to perform or breach by the Company or any Guarantor of any material representation or warranty or agreement in the Collateral Documents, the repudiation by any party of any of its obligations under any of the Collateral Documents or the unenforceability of any of the Collateral Documents against any party for any reason, continued for 30 days after written notice from the Trustee or Holders of at least 25% in principal amount of the outstanding

                                     A1-7

Notes pursuant to Section 6.06 hereof; (vii) except as otherwise permitted by the Indenture, a default by any Guarantor of the obligations of such Guarantor under its Guarantee, any Note Guarantee by HWCC-Tunica, HWCC-Shreveport or any other Guarantor that has a Tangible Consolidated Net Worth of $8 million shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any such Guarantor, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Note Guarantee; (viii) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Material Subsidiaries; and (x) any revocation, suspension or loss of any gaming license which results in the cessation or suspension of business at any Casino owned by the Company or any of its Restricted Subsidiaries for a period of more than 120 consecutive days. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, and premium and Liquidated Damages, if any, and interest on the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and the Collateral Documents, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the

                                     A1-8
entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

          17. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of May 19, 1999, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

          18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Hollywood Casino Corporation
Two Galleria Tower, Suite 2200
13455 Noel Road, LB 48
Dallas, Texas 75240
Telecopier No.:  (214) 386-7411

                                     A1-9

                                Assignment Form

      To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:___________________________________
                                              (Insert assignee's legal name)

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:______________________

                          Your Signature:_______________________________________
                                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:___________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A1-10

                      Option of Holder to Elect Purchase

      If you want to elect to have this Note purchased by the Company pursuant to Section 4.10, Section 4.11 or 4.16 of the Indenture, check the appropriate box below:

      [_] ERROR! SWITCH ARGUMENT NOT SPECIFIED. Section 4.10 [_] ERROR! SWITCH ARGUMENT NOT SPECIFIED. Section 4.11 [_] ERROR! SWITCH ARGUMENT NOT SPECIFIED.
Section 4.16

      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10, Section 4.11 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

                                       $_______________

Date:________________

                              Your Signature:___________________________________
                                      Sign exactly as your name appears on the face of this Note)

                              Tax Identification No.:___________________________


Signature Guarantee*:___________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A1-11

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                               Principal Amount
                   Amount of decrease   Amount of increase     [at maturity] of      Signature of
                           in                   in             this Global Note       authorized
                    Principal Amount     Principal Amount       following such        officer of
                    [at maturity] of     [at maturity] of          decrease         Trustee or Note
Date of Exchange    this Global Note     this Global Note       (or increase)          Custodian
-----------------  -------------------  -------------------  --------------------  -----------------

                                     A1-12

                                                                      EXHIBIT A2
                                [Face of Note]
--------------------------------------------------------------------------------
                                                         CUSIP/CINS ____________

                  [Series A] [Series B] Senior Secured Notes due 2006

No. ___                                                             $___________

                          HOLLYWOOD CASINO CORPORATION

promises to pay to______________________________________________________________

or registered assigns,

the principal sum of____________________________________________________________

Dollars on May 1, 2007.

Interest Payment Dates:  May 1 and November 1

Record Dates:  April 15 and October 15

Dated: _______________, ____

                                 HOLLYWOOD CASINO CORPORATION

                                 By:________________________________
                                    Name:
                                    Title:


                                 By:________________________________
                                    Name:
                                    Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

STATE STREET BANK AND TRUST COMPANY,
 as Trustee

By: __________________________________
       Authorized Signatory
________________________________________________________________________________

                                     A2-1

                                [Back of Note]
              [Series A] [Series B] Senior Secured Notes due 2007

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES (A) TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE ONLY (1) TO THE COMPANY, (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
(4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, OR (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO APPLICABLE JURISDICTION, AND (B) THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. Interest. Hollywood Casino Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 11 1/4% per annum from May 19, 1999 until maturity and shall pay any Liquidated Damages

                                     A2-2
payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the 11 1/4% Series A Senior Secured Notes (the "Notes") will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, however, that if there is no existing Default in the payment of interest, and if this
Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be November 1, 1999. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Floating Rate Notes will bear interest at a rate per annum equal to LIBOR plus 628 basis points, which will be reset semi-annually, as determined by the Calculation Agent. The amount of interest for each 30-day month that the Floating Rate Notes are outstanding (the "Daily Interest Amount") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Floating Rate Notes. The amount of interest to be paid on the Floating Rate Notes for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period. All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millions of a percentage point rounded upwards (e.g., 9.876545 being rounded to 9.87655%) and all dollar amount used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards). The Calculation Agent will, upon the request of the Holder of any Floating Rate Note, provide the interest rate then in effect with respect to the Floating Rate Notes. All calculations made by the Calculation Agent in the absence of manifest error will conclusive for all purposes and binding on the Company and the Holders of the Floating Rate Notes.

          2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 next preceding each Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal, premium, Liquidated Damages, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such

                                     A2-3
coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. Paying Agent and Registrar. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

          4. Indenture and Security Documents. The Company issued the Notes under an Indenture dated as of May 19, 1999 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company limited to $310.0 million in aggregate principal amount. The Notes are secured by the collateral named in the Security Documents.

          5. Optional Redemption. At any time prior to May 1, 2002, the Company may on any one or more occasions redeem up to 35% of the original aggregate principal amount of Notes issued under the Indenture at a redemption price of 111.250% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings; provided, however that: (i) at least 65% of the original aggregate principal amount of the notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and (ii) the redemption must occur within 60 days of the date of the closing of such Qualified Equity Offering. Except as provided herein, the Notes will not be redeemable at the Company's option prior to May 1, 2003. After May 1, 2003, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of principal amount) plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

              Year                              Percentage
              ----                              ----------
              2003...................           107.000%
              2004...................           104.666%
              2005...................           102.333%
              2006 and thereafter....           100.000%

     6.   Mandatory Redemption.

          (a) Except as described in paragraphs 6(b), 6(c) and 7 below, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

          (b) If any Gaming Authority requires that a Person who is a Holder or the Beneficial Owner of the Notes be licensed, qualified or found suitable under applicable gaming laws, the Holder or Beneficial Owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period. If the Holder or Beneficial Owner fails to apply for such license, qualification or finding of suitability within the required time period, such Holder or Beneficial Owner, as the case may be, shall be required to dispose of its Notes within the specified time and the Company shall have the right to redeem the Notes of such Holder or Beneficial Owner, subject to approval of any applicable Gaming Authority, at the

                                     A2-4
lesser of (i) the principal amount thereof, (ii) the amount that such Holder or Beneficial Owner paid for the Notes or (iii) the fair market value of the Notes. Any Holder of Notes required to apply for a finding of suitability must pay all investigative fees and costs of the applicable Gaming Authorities in connection with such investigation. Immediately upon the imposition of a requirement to dispose of Notes by a Gaming Authority, such Holder or Beneficial Owner shall, to the extent required by applicable law, have no further right (i) to exercise, directly or indirectly, through any trustee or nominee or any other Person or entity, any right conferred by the Notes or (ii) to receive any interest, dividends, economic interests or any other distributions or payments with respect to the Notes or any remuneration in any form with respect to the Notes from the Company or the Trustee. The Company is not required to pay or reimburse any Holder of the Notes or Beneficial Owner who is required to apply for such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expense will be the obligation of such Holder or Beneficial Owner. The Company shall notify the Trustee in writing of any such redemption as soon as practicable; provided, however, that until such time as the Trustee receives notice from the Company of such redemption in accordance with Section 13.02 of the Indenture, the Trustee shall be entitled to treat the Holder or Beneficial Owner as having all of its rights under the Indenture. The Company shall not be responsible for any costs or expenses any such Holder may incur in connection with its application or a license, qualification or a finding or suitability. The Trustee shall report the names of the record Holders of the Notes to any Gaming Authority when required by law.

          (c) If, prior to January 31, 2000, the Company determines in its sole discretion (as evidenced by a resolution of the Company's Board of Directors certified by an Officer of the Company and delivered to the Trustee) that it is unable to consummate the Pratt Casino Corporation Acquisition by January 31, 2000, the Company shall redeem $40,330,000 aggregate principal amount of Notes (the ``Special Mandatory Redemption'') at a redemption price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption; provided, however, that such redemption will occur on January 31, 2000 if the Pratt Casino Corporation Acquisition has not been consummated and the Company has not by January 31, 2000 delivered to the Trustee an Officers' Certificate certifying as to the conditions required for the release of the Escrowed Funds, in accordance with the terms and conditions set forth in the Escrow Agreement. The redemption date for the Special Mandatory Redemption shall be the earlier of (a) five days after the date that the certified resolutions are delivered to the Trustee pursuant to the preceding sentence, or (b) January 31, 2000. Any such redemption shall be made on a pro rata basis between the Floating Rate Notes and the Fixed Rate Notes. Notice of any Special Mandatory Redemption will be mailed to each Holder not less than five days prior to the redemption date.

     7.   Repurchase at Option of Holder.

          (a) If a Change of Control occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to an offer described below (a "Change of Control Offer"). In the Change of Control Offer, the Company shall offer a payment (the "Change of Control Payment") in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the

                                    A2-5
date of purchase. Within ten days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date (the "Change of Control Payment Date") specified in such notice, which date shall be no earlier than 30 days or such shorter period as is satisfactory to the Trustee but no later than 60 days from the date such notice is mailed, pursuant to the procedures set forth in Section 3.09 of the Indenture, and described in such notice.

          (b) If the Company or a Subsidiary consummates any Asset Sales, within ten days following the date that the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an offer (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to all Holders of Notes to purchase with all of the Excess Proceeds an amount equal to the maximum principal amount of Notes that may be purchased out of such Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture or the Collateral Documents. If the aggregate principal amount of Notes tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in accordance with the procedures set forth in Section
3.02 to the Indenture. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

          (c) If the Company or its Restricted Subsidiaries experience an Event of Loss, within ten days following the date that the aggregate amount of Excess Loss Proceeds exceeds $10.0 million, the Company shall make an offer (an "Event of Loss Offer") pursuant to Section 3.09 of the Indenture to all Holders of Notes to purchase with all of the Excess Loss Proceeds from any Event of Loss an amount equal to the maximum principal amount of Notes that may be purchased out of such Excess Loss Proceeds. The offer price in any Event of Loss Offer will be equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase and will be payable in cash. To the extent that the aggregate amount of Notes tendered pursuant to any Event of Loss Offer is less than the Excess Loss Proceeds, the Company may, subject to the other provisions of the Indenture and the Collateral Documents, use any remaining Excess Loss Proceeds for any purpose not prohibited by the Indenture or the Collateral Documents.

          8. Notice of Redemption. Notice of redemption will be mailed at least 30 days or such shorter period as is satisfactory to the Trustee but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

          9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The

                                     A2-6

Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

          11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Note Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, including the Floating Rate Notes, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, including the Floating Rate Notes, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Note Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or Guarantor's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to enter into additional or supplemental Collateral Documents.

          Any amendment to, or waiver of the provisions of any of the Collateral Documents relating to Section 4.13 or Article 10 of the Indenture shall require the consent of the Holders of at least 85% in aggregate principal amount of Notes, including the Floating Rate Notes, then outstanding voting as a single class.

          12. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes, (iii)(A) default in the payment of principal of, premium, if any, and interest on Notes required to be purchased pursuant to Sections 3.07(b), 4.10, 4.11 and 4.16 of the Indenture, when due and payable; or
(B) failure to perform or comply with the provisions described under (1) Section
5.01 of the Indenture or (2) Section 4.07 of the Indenture (but only if the failure under this clause (2) is caused by a Restricted Payment described in clauses (a) through (c) of the first paragraph of Section 4.07 of the Indenture;
(iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the Indenture or the Collateral Documents; (v) default under certain other agreements relating to Indebtedness of the Company which default (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such

                                     A2-7

Indebtedness on the date of such default or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $8.0 million or more; (vi) failure to perform or breach by the Company or any Guarantor of any material representation or warranty or agreement in the Collateral Documents, the repudiation by any party of any of its obligations under any of the Collateral Documents or the unenforceability of any of the Collateral Documents against any party for any reason, continued for 30 days after written notice from the Trustee or Holders of at least 25% in principal amount of the outstanding Notes pursuant to Section 6.06 hereof; (vii) except as otherwise permitted by the Indenture, a default by any Guarantor of the obligations of such Guarantor under its Guarantee, any Note Guarantee by HWCC-Tunica, HWCC-Shreveport or any other Guarantor that has a Tangible Consolidated Net Worth of $8 million shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any such Guarantor, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Note Guarantee; (viii) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Material Subsidiaries; and (x) any revocation, suspension or loss of any gaming license which results in the cessation or suspension of business at any Casino owned by the Company or any of its Restricted Subsidiaries for a period of more than 120 consecutive days. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, and premium and Liquidated Damages, if any, and interest on the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and the Collateral Documents, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in

                                     A2-8
respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          17. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of May 19, 1999, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

          18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Hollywood Casino Corporation
Two Galleria Tower, Suite 2200
13455 Noel Road, LB 48
Dallas, Texas 75240
Telecopier No.:  (214) 386-7411

                                     A2-9

                                Assignment Form

     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:___________________________________
                                              (Insert assignee's legal name)

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:_______________

                          Your Signature:_______________________________________
                                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:_________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A2-10

                      OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to Section 4.10, Section 4.11 or 4.16 of the Indenture, check the appropriate box below:

       [ ]Error! Switch argument not specified. Section 4.10 [ ]Error! Switch Argument not specified. Section 4.11 [ ]Error! Switch argument not specified.
Section 4.16

      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10, Section 4.11 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

                                       $_________________

Date:__________________

                              Your Signature:___________________________________
                                             Sign exactly as your name appears
                                             on the face of this Note)

                              Tax Identification No.:___________________________


Signature Guarantee*:____________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A2-11

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                               Principal Amount
                   Amount of decrease   Amount of increase     [at maturity] of      Signature of
                           in                   in             this Global Note       authorized
                    Principal Amount     Principal Amount       following such        officer of
                    [at maturity] of     [at maturity] of          decrease         Trustee or Note
Date of Exchange    this Global Note     this Global Note       (or increase)          Custodian
-----------------  -------------------  -------------------  --------------------  -----------------

                                     A2-12

                                                                      EXHIBIT A3
                  [Face of Regulation S Temporary Global Note]
--------------------------------------------------------------------------------

                                                         CUSIP/CINS ____________

          11 1/4% [Series A] [Series B] Senior Secured Notes due 2007

No. ___                                                            $____________

                          HOLLYWOOD CASINO CORPORATION

promises to pay to______________________________________________________________

or registered assigns,

the principal sum of___________________________________________________________

Dollars on May 1, 2007.

Interest Payment Dates:  May 1 and November 1

Record Dates:  April 15 and October 15

Dated: _______________, ____

                                        HOLLYWOOD CASINO CORPORATION


                                        By:_________________________________
                                           Name:
                                           Title:

                                        By:_________________________________
                                           Name:
                                           Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

STATE STREET BANK AND TRUST COMPANY,
 as Trustee

By: __________________________________
        Authorized Signatory

--------------------------------------------------------------------------------

                                     A3-1

                  [Back of Regulation S Temporary Global Note]
          11 1/4% [Series A] [Series B] Senior Secured Notes due 2007

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT
(A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN OF RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE

                                     A3-2

SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (1) ABOVE.

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. Interest. Hollywood Casino Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 11 1/4% per annum from May 19, 1999 until maturity and shall pay any Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the 11 1/4% Series A Senior Secured Notes (the "Notes") will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be November 1, 1999. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Senior Subordinated Notes under the Indenture.

          2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 next preceding each Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal, premium, Liquidated Damages, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such

                                     A3-3
coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. Paying Agent and Registrar. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

          4. Indenture and Security Documents. The Company issued the Notes under an Indenture dated as of May 19, 1999 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company limited to $310.0 million in aggregate principal amount. The Notes are secured by the collateral named in the Security Documents.

          5. Optional Redemption. At any time prior to May 1, 2002, the Company may on any one or more occasions redeem up to 35% of the original aggregate principal amount of Notes issued under the Indenture at a redemption price of 111.250% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings; provided, however that:
(i) at least 65% of the original aggregate principal amount of the notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and (ii) the redemption must occur within 60 days of the date of the closing of such Qualified Equity Offering. Except as provided herein, the Notes will not be redeemable at the Company's option prior to May 1, 2003. After May 1, 2003, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of principal amount) plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

              Year                              Percentage
              ----                              ----------
              2003............................. 107.000%
              2004............................. 104.666%
              2005............................. 102.333%
              2006 and thereafter.............. 100.000%

          6.   Mandatory Redemption.

               (a) Except as described in paragraphs 6(b), 6(c) and 7 below, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

               (b) If any Gaming Authority requires that a Person who is a Holder or the Beneficial Owner of the Notes be licensed, qualified or found suitable under applicable gaming

                                     A3-4
laws, the Holder or Beneficial Owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period. If the Holder or Beneficial Owner fails to apply for such license, qualification or finding of suitability within the required time period, such Holder or Beneficial Owner, as the case may be, shall be required to dispose of its Notes within the specified time and the Company shall have the right to redeem the Notes of such Holder or Beneficial Owner, subject to approval of any applicable Gaming Authority, at the lesser of (i) the principal amount thereof,
(ii) the amount that such Holder or Beneficial Owner paid for the Notes or (iii) the fair market value of the Notes. Any Holder of Notes required to apply for a finding of suitability must pay all investigative fees and costs of the applicable Gaming Authorities in connection with such investigation. Immediately upon the imposition of a requirement to dispose of Notes by a Gaming Authority, such Holder or Beneficial Owner shall, to the extent required by applicable law, have no further right (i) to exercise, directly or indirectly, through any trustee or nominee or any other Person or entity, any right conferred by the Notes or (ii) to receive any interest, dividends, economic interests or any other distributions or payments with respect to the Notes or any remuneration in any form with respect to the Notes from the Company or the Trustee. The Company is not required to pay or reimburse any Holder of the Notes or Beneficial Owner who is required to apply for such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expense will be the obligation of such Holder or Beneficial Owner. The Company shall notify the Trustee in writing of any such redemption as soon as practicable; provided, however, that until such time as the Trustee receives notice from the Company of such redemption in accordance with Section 13.02 of the Indenture, the Trustee shall be entitled to treat the Holder or Beneficial Owner as having all of its rights under the Indenture. The Company shall not be responsible for any costs or expenses any such Holder may incur in connection with its application or a license, qualification or a finding or suitability. The Trustee shall report the names of the record Holders of the Notes to any Gaming Authority when required by law.

          (c) If, prior to January 31, 2000, the Company determines in its sole discretion (as evidenced by a resolution of the Company's Board of Directors certified by an Officer of the Company and delivered to the Trustee) that it is unable to consummate the Pratt Casino Corporation Acquisition by January 31, 2000, the Company shall redeem $40,330,000 aggregate principal amount of Notes (the "Special Mandatory Redemption") at a redemption price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption; provided, however, that such redemption will occur on January 31, 2000 if the Pratt Casino Corporation Acquisition has not been consummated and the Company has not by January 31, 2000 delivered to the Trustee an Officers' Certificate certifying as to the conditions required for the release of the Escrowed Funds, in accordance with the terms and conditions set forth in the Escrow Agreement. The redemption date for the Special Mandatory Redemption shall be the earlier of (a) five days after the date that the certified resolutions are delivered to the Trustee pursuant to the preceding sentence, or (b) January 31, 2000. Any such redemption shall be made on a pro rata basis between the Floating Rate Notes and the Fixed Rate Notes. Notice of any Special Mandatory Redemption will be mailed to each Holder not less than five days prior to the redemption date.

                                     A3-5

          7.   Repurchase at Option of Holder.

               (a) If a Change of Control occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to an offer described below (a "Change of Control Offer"). In the Change of Control Offer, the Company shall offer a payment (the "Change of Control Payment") in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase. Within ten days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date (the "Change of Control Payment Date") specified in such notice, which date shall be no earlier than 30 days or such shorter period as is satisfactory to the Trustee but no later than 60 days from the date such notice is mailed, pursuant to the procedures set forth in Section 3.09 of the Indenture, and described in such notice.

               (b) If the Company or a Subsidiary consummates any Asset Sales, within ten days following the date that the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an offer (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to all Holders of Notes to purchase with all of the Excess Proceeds an amount equal to the maximum principal amount of Notes that may be purchased out of such Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture or the Collateral Documents. If the aggregate principal amount of Notes tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in accordance with the procedures set forth in Section
3.02 to the Indenture. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

               (c) If the Company or its Restricted Subsidiaries experience an Event of Loss, within ten days following the date that the aggregate amount of Excess Loss Proceeds exceeds $10.0 million, the Company shall make an offer (an "Event of Loss Offer") pursuant to Section 3.09 of the Indenture to all Holders of Notes to purchase with all of the Excess Loss Proceeds from any Event of Loss an amount equal to the maximum principal amount of Notes that may be purchased out of such Excess Loss Proceeds. The offer price in any Event of Loss Offer will be equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase and will be payable in cash. To the extent that the aggregate amount of Notes tendered pursuant to any Event of Loss Offer is less than the Excess Loss Proceeds, the Company may, subject to the other provisions of the Indenture and the Collateral Documents, use any remaining Excess Loss Proceeds for any purpose not prohibited by the Indenture or the Collateral Documents.

          8. Notice of Redemption. Notice of redemption will be mailed at least 30 days or such shorter period as is satisfactory to the Trustee but not more than 60 days before the

                                     A3-6
redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

          9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

          10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

          11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Note Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, including the Floating Rate Notes, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, including the Floating Rate Notes, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Note Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or Guarantor's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to enter into additional or supplemental Collateral Documents.

          Any amendment to, or waiver of the provisions of any of the Collateral Documents relating to Section 4.13 or Article 10 of the Indenture shall require the consent of the

                                     A3-7

Holders of at least 85% in aggregate principal amount of Notes, including the Floating Rate Notes, then outstanding voting as a single class.

          12. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes, (iii)(A) default in the payment of principal of, premium, if any, and interest on Notes required to be purchased pursuant to Sections 3.07(b), 4.10, 4.11 and 4.16 of the Indenture, when due and payable; or
(B) failure to perform or comply with the provisions described under (1) Section
5.01 of the Indenture or (2) Section 4.07 of the Indenture (but only if the failure under this clause (2) is caused by a Restricted Payment described in clauses (a) through (c) of the first paragraph of Section 4.07 of the Indenture;
(iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the Indenture or the Collateral Documents; (v) default under certain other agreements relating to Indebtedness of the Company which default (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $8.0 million or more; (vi) failure to perform or breach by the Company or any Guarantor of any material representation or warranty or agreement in the Collateral Documents, the repudiation by any party of any of its obligations under any of the Collateral Documents or the unenforceability of any of the Collateral Documents against any party for any reason, continued for 30 days after written notice from the Trustee or Holders of at least 25% in principal amount of the outstanding Notes pursuant to Section
6.06 hereof; (vii) except as otherwise permitted by the Indenture, a default by any Guarantor of the obligations of such Guarantor under its Guarantee, any Note Guarantee by HWCC-Tunica, HWCC-Shreveport or any other Guarantor that has a Tangible Consolidated Net Worth of $8 million shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any such Guarantor, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Note Guarantee; (viii) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Material Subsidiaries; and
(x) any revocation, suspension or loss of any gaming license which results in the cessation or suspension of business at any Casino owned by the Company or any of its Restricted Subsidiaries for a period of more than 120 consecutive days. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the

                                     A3-8

Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, and premium and Liquidated Damages, if any, and interest on the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and the Collateral Documents, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          17. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of May 19, 1999, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

          18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Hollywood Casino Corporation
Two Galleria Tower, Suite 2200
13455 Noel Road, LB 48

                                     A3-9

Dallas, Texas 75240
Telecopier No.:  (214) 386-7411

                                     A3-10

                                Assignment Form

      To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:__________________________________
                                              (Insert assignee's legal name)

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:_______________

                          Your Signature:_____________________________________
                                         (Sign exactly as your name appears on
                                         the face of this Note)

Signature Guarantee*:____________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A3-11

                       Option of Holder to Elect Purchase

      If you want to elect to have this Note purchased by the Company pursuant to Section 4.10, Section 4.11 or 4.16 of the Indenture, check the appropriate box below:

          [_]Error! switch argument not specified. Section 4.10 [_]Error! switch argument not specified. Section 4.11 [_]Error! switch argument not specified. Section 4.16

      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10, Section 4.11 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

                                       $__________________________________

Date:___________________________

                              Your Signature:__________________________________
                                             Sign exactly as your name appears
                                             on the face of this Note)

                              Tax Identification No.:__________________________


Signature Guarantee*:___________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A3-12

          SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE

          The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:

                                                               Principal Amount
                   Amount of decrease   Amount of increase     [at maturity] of      Signature of
                           in                   in             this Global Note       authorized
                    Principal Amount     Principal Amount       following such        officer of
                    [at maturity] of     [at maturity] of          decrease         Trustee or Note
Date of Exchange    this Global Note     this Global Note       (or increase)          Custodian
-----------------  -------------------  -------------------  --------------------  -----------------

                                                                      EXHIBIT A4
                 [Face of Regulation S Temporary Global Note]
--------------------------------------------------------------------------------

                                                         CUSIP/CINS ____________

       [Series A] [Series B] Floating Rate Senior Secured Notes due 2006

No. ___                                                            $____________

                         HOLLYWOOD CASINO CORPORATION

promises to pay to _____________________________________________________________

or registered assigns,

the principal sum of ___________________________________________________________

Dollars on May 1, 2007.

Interest Payment Dates:  May 1 and November 1

Record Dates:  April 15 and October 15

Dated: _______________, ____

                                 HOLLYWOOD CASINO CORPORATION

                                 By:_________________________________
                                    Name:
                                    Title:

                                 By:_________________________________
                                    Name:
                                    Title:
This is one of the Notes referred to
in the within-mentioned Indenture:

STATE STREET BANK AND TRUST COMPANY,
 as Trustee

By: __________________________________
        Authorized Signatory
--------------------------------------------------------------------------------

                                     A4-1

                 [Back of Regulation S Temporary Global Note]
       [Series A] [Series B] Floating Rate Senior Secured Notes due 2006

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT
(A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN OF RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE

                                     A4-2

SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (1) ABOVE.

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. Interest. Hollywood Casino Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate set forth in the following paragraph from May 19, 1999 until maturity and shall pay any Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually in arrears on May 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Series A Floating Rate Notes (the "Notes") will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be November 1, 1999. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Floating Rate Notes will bear interest at a rate per annum equal to LIBOR plus 628 basis points, which will be reset semi-annually, as determined by the Calculation Agent. The amount of interest for each 30-day month that the Floating Rate Notes are outstanding (the "Daily Interest Amount") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Floating Rate Notes. The amount of interest to be paid on the Floating Rate Notes for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period. All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millions of a percentage point rounded upwards (e.g., 9.876545 being rounded to 9.87655%) and all dollar amount used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards). The Calculation Agent will, upon the request of the Holder of any Floating Rate Note, provide the interest rate then in effect with respect to the Floating Rate Notes. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Company and the Holders of the Floating Rate Notes.

          2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 next preceding each

                                     A4-3

Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal, premium, Liquidated Damages if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Senior Subordinated Notes under the Indenture.

          3. Paying Agent and Registrar. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

          4. Indenture and Security Documents. The Company issued the Notes under an Indenture dated as of May 19, 1999 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company limited to $50.0 million in aggregate principal amount. The Notes are secured by the collateral named in the Security Documents.

          5. Optional Redemption. The Notes may be redeemed, in whole or in part, at any time and from time to time, at the option of the Company upon not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

                                     A4-4

              Year                             Percentage
              ----                             ----------
              1999.........................     105.000%
              2000.........................     104.000%
              2001.........................     103.000%
              2002.........................     102.000%
              2003.........................     101.000%
              2004 and thereafter..........     100.000%

      6.    Mandatory Redemption.

          (a) Except as described in paragraphs 6(b), 6(c) and 7 below, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

          (b) If any Gaming Authority requires that a Person who is a Holder or the Beneficial Owner of the Notes be licensed, qualified or found suitable under applicable gaming laws, the Holder or Beneficial Owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period. If the Holder or Beneficial Owner fails to apply for such license, qualification or finding of suitability within the required time period, such Holder or Beneficial Owner, as the case may be, shall be required to dispose of its Notes within the specified time and the Company shall have the right to redeem the Notes of such Holder or Beneficial Owner, subject to approval of any applicable Gaming Authority, at the lesser of (i) the principal amount thereof, (ii) the amount that such Holder or Beneficial Owner paid for the Notes or (iii) the fair market value of the Notes. Any Holder of Notes required to apply for a finding of suitability must pay all investigative fees and costs of the applicable Gaming Authorities in connection with such investigation. Immediately upon the imposition of a requirement to dispose of Notes by a Gaming Authority, such Holder or Beneficial Owner shall, to the extent required by applicable law, have no further right (i) to exercise, directly or indirectly, through any trustee or nominee or any other Person or entity, any right conferred by the Notes or (ii) to receive any interest, dividends, economic interests or any other distributions or payments with respect to the Notes or any remuneration in any form with respect to the Notes from the Company or the Trustee. The Company is not required to pay or reimburse any Holder of the Notes or Beneficial Owner who is required to apply for such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expense will be the obligation of such Holder or Beneficial Owner. The Company shall notify the Trustee in writing of any such redemption as soon as practicable; provided, however, that until such time as the Trustee receives notice from the Company of such redemption in accordance with Section 13.02 of the Indenture, the Trustee shall be entitled to treat the Holder or Beneficial Owner as having all of its rights under the Indenture. The Company shall not be responsible for any costs or expenses any such Holder may incur in connection with its application or a license, qualification or a finding or suitability. The Trustee shall report the names of the record Holders of the Notes to any Gaming Authority when required by law.

          (c) If, prior to January 31, 2000, the Company determines in its sole discretion (as evidenced by a resolution of the Company's Board of Directors certified by an Officer of the Company and delivered to the Trustee) that it is unable to consummate the Pratt Casino Corporation Acquisition by January 31, 2000, the Company shall redeem $40,330,000

                                     A4-5
aggregate principal amount of Notes (the ``Special Mandatory Redemption'') at a redemption price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption; provided, however, that such redemption will occur on January 31, 2000 if the Pratt Casino Corporation Acquisition has not been consummated and the Company has not by January 31, 2000 delivered to the Trustee an Officers' Certificate certifying as to the conditions required for the release of the Escrowed Funds, in accordance with the terms and conditions set forth in the Escrow Agreement. The redemption date for the Special Mandatory Redemption shall be the earlier of (a) five days after the date that the certified resolutions are delivered to the Trustee pursuant to the preceding sentence, or (b) January 31, 2000. Any such redemption shall be made on a pro rata basis between the Floating Rate Notes and the Fixed Rate Notes. Notice of any Special Mandatory Redemption will be mailed to each Holder not less than five days prior to the redemption date.

      7.    Repurchase at Option of Holder.

          (a) If a Change of Control occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to an offer described below (a "Change of Control Offer"). In the Change of Control Offer, the Company shall offer a payment (the "Change of Control Payment") in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase. Within ten days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date (the "Change of Control Payment Date") specified in such notice, which date shall be no earlier than 30 days or such shorter period as is satisfactory to the Trustee but no later than 60 days from the date such notice is mailed, pursuant to the procedures set forth in Section 3.09 of the Indenture, and described in such notice.

          (b) If the Company or a Subsidiary consummates any Asset Sales, within ten days following the date that the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an offer (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to all Holders of Notes to purchase with all of the Excess Proceeds an amount equal to the maximum principal amount of Notes that may be purchased out of such Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture or the Collateral Documents. If the aggregate principal amount of Notes tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in accordance with the procedures set forth in Section 3.02 to the Indenture. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

          (c) If the Company or its Restricted Subsidiaries experience an Event of Loss, within ten days following the date that the aggregate amount of Excess Loss Proceeds exceeds

                                     A4-6

$10.0 million, the Company shall make an offer (an ``Event of Loss Offer'') pursuant to Section 3.09 of the Indenture to all Holders of Notes to purchase with all of the Excess Loss Proceeds from any Event of Loss an amount equal to the maximum principal amount of Notes that may be purchased out of such Excess Loss Proceeds. The offer price in any Event of Loss Offer will be equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase and will be payable in cash. To the extent that the aggregate amount of Notes tendered pursuant to any Event of Loss Offer is less than the Excess Loss Proceeds, the Company may, subject to the other provisions of the Indenture and the Collateral Documents, use any remaining Excess Loss Proceeds for any purpose not prohibited by the Indenture or the Collateral Documents.

          8. Notice of Redemption. Notice of redemption will be mailed at least 30 days or such shorter period as is satisfactory to the Trustee but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

          9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

          10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

          11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Note Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, including the Fixed Rate Notes, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, including the Fixed Rate Notes, voting as a single class. Without the consent of any Holder of a Note, the Indenture,

                                     A4-7
the Note Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or Guarantor's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to enter into additional or supplemental Collateral Documents.

          Any amendment to, or waiver of the provisions of any of the Collateral Documents relating to Section 4.13 or Article 10 of the Indenture shall require the consent of the Holders of at least 85% in aggregate principal amount of Notes, including the Fixed Rate Notes, then outstanding voting as a single class.

          12. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes, (iii)(A) default in the payment of principal of, premium, if any, and interest on Notes required to be purchased pursuant to Sections 3.07(b), 4.10, 4.11 and 4.16 of the Indenture, when due and payable; or
(B) failure to perform or comply with the provisions described under (1) Section
5.01 of the Indenture or (2) Section 4.07 of the Indenture (but only if the failure under this clause (2) is caused by a Restricted Payment described in clauses (a) through (c) of the first paragraph of Section 4.07 of the Indenture;
(iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the Indenture or the Collateral Documents; (v) default under certain other agreements relating to Indebtedness of the Company which default (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $8.0 million or more; (vi) failure to perform or breach by the Company or any Guarantor of any material representation or warranty or agreement in the Collateral Documents, the repudiation by any party of any of its obligations under any of the Collateral Documents or the unenforceability of any of the Collateral Documents against any party for any reason, continued for 30 days after written notice from the Trustee or Holders of at least 25% in principal amount of the outstanding Notes pursuant to Section
6.06 hereof; (vii) except as otherwise permitted by the Indenture, a default by any Guarantor of the obligations of such Guarantor under its Guarantee, any Note Guarantee by HWCC-Tunica, HWCC-Shreveport or any other Guarantor that has a Tangible Consolidated Net Worth of $8 million shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any such Guarantor, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Note Guarantee; (viii) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Material Subsidiaries; and
(x) any revocation, suspension or loss of any gaming license which results in the cessation or suspension of business at any Casino

                                     A4-8
owned by the Company or any of its Restricted Subsidiaries for a period of more than 120 consecutive days. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, and premium and Liquidated Damages, if any, and interest on the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and the Collateral Documents, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          17. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of May 19, 1999, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

                                     A4-9

          18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Hollywood Casino Corporation
Two Galleria Tower, Suite 2200
13455 Noel Road, LB 48
Dallas, Texas 75240
Telecopier No.:  (214) 386-7411

                                     A4-10

                                Assignment Form

      To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:___________________________________
                                              (Insert assignee's legal name)

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:_______________

                          Your Signature:_______________________________________
                                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:_____________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A4-11

                      Option of Holder to Elect Purchase

      If you want to elect to have this Note purchased by the Company pursuant to Section 4.10, Section 4.11 or 4.16 of the Indenture, check the appropriate box below:

          [ ]ERROR! SWITCH ARGUMENT NOT SPECIFIED. Section 4.10 [ ]ERROR! SWITCH ARGUMENT NOT SPECIFIED. Section 4.11 [ ]ERROR! SWITCH ARGUMENT NOT SPECIFIED.
Section 4.16

      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10, Section 4.11 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

                                       $___________________________

Date:___________________

                              Your Signature:___________________________________
                                  Sign exactly as your name appears on the face of this Note)

                              Tax Identification No.:___________________________


Signature Guarantee*:_____________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A4-12

          SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE

          The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:

                                                               Principal Amount
                                                               [at maturity] of      Signature of
                 Amount of decrease in  Amount of increase in  this Global Note       authorized
                    Principal Amount     Principal Amount       following such        officer of
                    [at maturity] of     [at maturity] of          decrease         Trustee or Note
Date of Exchange    this Global Note     this Global Note       (or increase)          Custodian
-----------------  -------------------  -------------------  --------------------  -----------------

                                     A4-13

                                                                       EXHIBIT B

                        FORM OF CERTIFICATE OF TRANSFER

Hollywood Casino Corporation
Two Galleria Tower, Suite 2200
13455 Noel Road, LB 48
Dallas, TX  75240

State Street Bank and Trust Company
P. O. Box 778
Boston, Massachusetts  02110

      Re: Hollywood Casino Corporation Series A and Series B $310,000,000 11
          1/4% Senior Secured Notes due 2007; $50,000,000 Floating Rate Notes
          -------------------------------------------------------------------
          due 2006
          --------

          Reference is hereby made to the Indenture, dated as of May 19, 1999 (the "Indenture"), between Hollywood Casino Corporation, a Delaware corporation, as issuer (the "Company"), HWCC-Tunica, Inc. and HWCC-Shreveport, Inc., as guarantors and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                            [CHECK ALL THAT APPLY]

          1. [_] Check if Transferee will take delivery of a beneficial interest
                 ---------------------------------------------------------------
in the 144a Global Note or a Definitive Note Pursuant to Rule 144a.  The
------------------------------------------------------------------
Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

          2. [_] Check if Transferee will take delivery of a beneficial interest
                 ---------------------------------------------------------------
in the Regulation S Global Note or a Definitive Note Pursuant to Regulation S.
-----------------------------------------------------------------------------
The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

          3. [_] Check and complete if Transferee will take delivery of a
                 --------------------------------------------------------
beneficial interest in the IAI Global Note or a Definitive Note pursuant to any
-------------------------------------------------------------------------------
provision of the Securities Act other than Rule 144a or Regulation S.  the
--------------------------------------------------------------------
Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

     (a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                      or

     (b) [_] such Transfer is being effected to the Company or a subsidiary thereof;

                                      or

     (c) [_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                      or

     (d) [_] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the

     Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

          4.   [_]  This certificate is in connection with a transfer of Fixed
                    ----------------------------------------------------------
Rates Notes; or
-----------

               [_]  This certificate is in connection with a transfer of
                    ----------------------------------------------------
Floating Rate Notes.
-------------------


     5.   [_]  Check if Transferee will take delivery of a beneficial interest
               ---------------------------------------------------------------
in an Unrestricted Global Note or of an Unrestricted Definitive Note.
--------------------------------------------------------------------

          (a) [_] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (b) [_] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (c) [_] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                        ________________________________________
                                                [Insert Name of Transferor]


                                        By:_____________________________________
                                           Name:
                                           Title:
Dated:______________

                      ANNEX A TO CERTIFICATE OF TRANSFER

   1.  The Transferor owns and proposes to transfer the following:

                           [CHECK ONE OF (a) OR (b)]

     (a)  [_]       a beneficial interest in the:

               (i)      [_]   144A Global Note (CUSIP _____________), or

               (ii)     [_]   Regulation S Global Note (CUSIP _____), or

               (iii)    [_]   IAI Global Note (CUSIP ______________); or

     (b)  [_]       a Restricted Definitive Note.

   2.  After the Transfer the Transferee will hold:

                                  [CHECK ONE]

     (a)  [_]       a beneficial interest in the:

               (i)      [_]   144A Global Note (CUSIP __________), or

               (ii)     [_]   Regulation S Global Note (CUSIP __), or

               (iii)    [_]   IAI Global Note (CUSIP ___________); or

               (iv)     [_]   Unrestricted Global Note (CUSIP __); or

     (b)   [_]      a Restricted Definitive Note; or

     (c)   [_]      an Unrestricted Definitive Note,

     in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                        FORM OF CERTIFICATE OF EXCHANGE

Hollywood Casino Corporation
Two Galleria Tower, Suite 2200
13455 Noel Road, LB 48
Dallas, TX  75240

State Street Bank and Trust Company
P. O. Box 778
Boston, Massachusetts  02110

          Re:  Hollywood Casino Corporation Series A and Series B
               $310,000,000 11 1/4% Senior Secured Notes due 2007;
               $50,000,000 Floating Rate Notes Senior Secured Notes due 2006
               -------------------------------------------------------------

                              (CUSIP ____________)

          Reference is hereby made to the Indenture, dated as of May 19, 1999 (the "Indenture"), between Hollywood Casino Corporation, a Delaware corporation, as issuer (the "Company"), HWCC-Tunica, Inc. and HWCC-Shreveport, Inc., as guarantors and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

          1.  Exchange of Restricted Definitive Notes or Beneficial Interests in
              ------------------------------------------------------------------
a Restricted Global Note for Unrestricted Definitive Notes or Beneficial
------------------------------------------------------------------------
Interests in an Unrestricted Global Note
----------------------------------------

          (a) [_] Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (b) [_] Check if Exchange is from Beneficial Interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c) [_] Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (d) [_] Check if Exchange is from Beneficial Definitive Note to Unrestricted Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies
(i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          2.  Exchange of Restricted Definitive Notes or Beneficial Interests in
              ------------------------------------------------------------------
a Restricted Global Notes for Restricted Definitive Notes or Beneficial Interest
-------------------------------------------------------------------------------
in an Unrestricted Global Note
------------------------------

          (a) [_] Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

          (b) Check if Exchange is from Restricted Definitive Note to Beneficial Interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [_] 144A Global Note, [_] Regulation S Global Note, [_] IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                        ________________________________________
                                                [Insert Name of Transferor]

                                        By:_____________________________________
                                           Name:
                                           Title:
Dated: ___________________________

                                                                       EXHIBIT D

                           FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR


Hollywood Casino Corporation
Two Galleria Tower, Suite 2200
13455 Noel Road, LB 48
Dallas, TX  75240

State Street Bank and Trust Company
P. O. Box 778
Boston, Massachusetts  02110

          Re:  Hollywood Casino Corporation Series A and Series B
               $310,000,000 Senior Secured Notes due 2007; $50,000,000
               Floating Rate Senior Secured Notes due 2006
               -------------------------------------------

          Reference is hereby made to the Indenture, dated as of May 19, 1999 (the "Indenture"), between Hollywood Casino Corporation, a Delaware corporation, as issuer (the "Company"), HWCC-Tunica, Inc. and HWCC-Shreveport, Inc., as guarantors and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          In connection with our proposed purchase of $____________ aggregate principal amount of:

          (a)  [_]  a beneficial interest  in a Global Note, or

          (b)  [_]  a Definitive Note,

          we confirm that:

          1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the

Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

          3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                        ________________________________________
                                           [Insert Name of Accredited Investor]

                                        By:_____________________________________
                                            Name:
                                            Title:
Dated: _____________________

                                                                       EXHIBIT E

                     [FORM OF NOTATION OF NOTE GUARANTEE]

          For value received, each Guarantor (which term includes any successor Person under the Indenture and the Collateral Documents (as defined in the Indenture)) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of May 19, 1999 (the "Indenture") among Hollywood Casino Corporation, a Delaware corporation, the Guarantors listed on Schedule I thereto and State Street Bank and Trust Company, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium and Liquidated Damages, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and the Collateral Documents and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee, and the Indenture and the Collateral Documents are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.


                                 [Name of Guarantor(s)]

                                 By: ________________________________________
                                 Name:
                                 Title:

                                                                       EXHIBIT F

                        [FORM OF SUPPLEMENTAL INDENTURE
                   TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

          Supplemental Indenture (this "Supplemental Indenture"), dated as of ________________, among __________________ (the "Guaranteeing Subsidiary"), a subsidiary of Hollywood Casino Corporation (or its permitted successor), a Delaware corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and State Street Bank and Trust Company, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H

          WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of May 19, 1999 providing for the issuance of an aggregate principal amount of up to $310,000,000 of 11 1/4% Senior Secured Notes due 2007, and $50,000,000 of Floating Rate Senior Secured Notes due 2006 (collectively, the "Notes");

          WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes, the Indenture and the Collateral Documents on the terms and conditions set forth herein (the "Note Guarantee"); and

          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

          1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

     (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

            (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

            (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

     (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, the Indenture or the Collateral Documents, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

     (c) The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

     (d) This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and the Collateral Documents, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

     (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

     (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

     (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

     (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

     (i) Pursuant to Section 11.02 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 of the Indenture, this new Note Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Note Guarantee will not constitute a fraudulent transfer or conveyance.

          3. Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

          4.   Guaranteeing Subsidiary May Consolidate, Etc. on Certain Terms.

          (a) The Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

     (i) subject to Sections 11.05 and 11.06 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture, the Note Guarantee and the Collateral Documents on the terms set forth herein or therein; and

     (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

          (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture and the Collateral Documents to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture and the Collateral Documents as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

          (c)  Except as set forth in Articles 4 and 5 and Section 11.06 of
Article 11 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

          5.   Releases.

          (a) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Sections 4.10 and 4.11 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Sections 4.10 and 4.11 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

          (b) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture and the Collateral Documents as provided in Article 11 of the Indenture.

          6. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

          7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          8. Counterparts The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

          10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  _______________, ____

                                        [Guaranteeing Subsidiary]

                                        By: _______________________________
                                        Name:
                                        Title:

                                        [Company]

                                        By: _______________________________
                                        Name:
                                        Title:

                                        [Existing Guarantors]

                                        By:_________________________________
                                        Name:
                                        Title:

                                        [Trustee],
                                         as Trustee

                                        By:________________________________
                                           Authorized Signatory

                                  SCHEDULE I
                            SCHEDULE OF GUARANTORS

          The following schedule lists each Guarantor under the Indenture as of the Issue Date:


          HWCC-Tunica, Inc., a Texax corporation

          HWCC-Shreveport, Inc., a Louisiana corporation